SECURITIES AND EXCHANGE COMMISSION

                  Washington, D.C.  20549



                         FORM 8-K

                      CURRENT REPORT




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934





Date of Report (Date of earliest event reported): February 11, 1999


                      PUBLICARD, INC.
  (Exact name of registrant as specified in its charter)



        Pennsylvania                 0-29794               23-0991870


(State or other jurisdiction        (Commission           (IRS Employer
    of incorporation)               File Number)       Identification No.)


              One Post Road, Fairfield, Connecticut               06430
           (Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code:        (203) 254-3900



      (Former name or former address, if changed since last report.)









Item 2. Acquisition or Disposition of Assets

     On February 11, 1999 (the "Closing Date"), PubliCARD, Inc. ("PubliCARD" or the "Company") completed the acquisition of Amazing! Controls, Inc., also known as Amazing Smart Card Technologies, Inc. ("Amazing"), pursuant to an Agreement and Plan of Merger dated as of February 11, 1999 (the "Merger Agreement") whereby a wholly-owned subsidiary of the Company merged with and into Amazing. As a result of this merger, Amazing became a wholly-owned subsidiary of the Company. As consideration in the merger, Mr. B.K. Marya (and related family trusts) and Mr. Donald Witmer, the holders of Amazing's common stock, received a total of 350,000 shares of common stock of the Company in exchange for their shares of common stock of Amazing.

     In addition, pursuant to the Merger Agreement, options to purchase 200,000 shares of PubliCARD common stock with an exercise price of $9.75 per share were granted to the shareholders of Amazing. These PubliCARD options are exercisable from the Closing Date until the fifth anniversary of the Closing Date. Also, options to purchase 842,300 shares of Amazing common stock outstanding immediately prior to the closing of the merger were converted into options to purchase 7,503 shares of PubliCARD common stock with exercise prices ranging from $1.12 to $10.10 per share. These PubliCARD options vest over three or four years and are exercisable for a period of five or ten years. Furthermore, pursuant to the Merger Agreement, the Company issued on the Closing Date options to purchase 250,000 shares of PubliCARD common stock to several employees of Amazing. These options have an exercise price of $9.75 per share, vest over a three year period and will be exercisable until the fifth anniversary of the Closing Date.

     The merger consideration was determined as a result of arms length negotiations between the Company and Amazing. The merger will be accounted for under the purchase method of accounting.

     Pursuant to the Merger Agreement, the Company is required to register the shares of PubliCARD common stock issued in connection with the merger under a shelf registration statement under the Securities Act of 1933.

     Pursuant to the Merger Agreement, the Company satisfied certain indebtedness of Amazing, including accrued interest, to a bank in the amount of approximately $75,000 and to former shareholders of Amazing in the amount of approximately $717,000. The repayment of certain indebtedness of Amazing by the Company was financed with available cash on hand.

     Pursuant to the Merger Agreement, Amazing entered into a separate employment agreement for a two-year term with Mr. Witmer to serve as President of Amazing.

     Other than the Merger Agreement, the employment agreement and stock option agreements entered into pursuant to the Merger Agreement and described herein, there are no material relationships between Amazing or any of Amazing's former shareholders and PubliCARD or any of PubliCARD's affiliates, directors or officers.

     Amazing! Controls, Inc., is a provider of smart card solutions for the Internet, electronic commerce, loyalty programs, access control, finance and telecom. Amazing is headquartered in Santa Clara, California, with European offices in London.

Item 7.  Financial Statements and Exhibits
     (a)     Financial statements of businesses acquired:
             Financial statements of Amazing! Controls, Inc. prepared pursuant to Regulation S-X are not currently available but will be filed not later than 60 days from the date on which this report on Form 8-K was required to be filed.

     (b)     Pro forma financial information:
             Pro forma financial statements of the Registrant are not currently available but will be filed not later than 60 days from the date on which this report on Form 8-K was required to be filed.

     (c)     Exhibits:
             2.1 Agreement and Plan of Merger dated as of February 11, 1999 among PubliCARD, Inc., ASCT Acquisition Corp., Amazing! Controls, Inc. and the Security Holders of
             Amazing! Controls, Inc.





                        SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              PUBLICARD, INC.
                              (Registrant)



February 26, 1999             /s/ Antonio L. DeLise
                              Antonio L. DeLise, Vice President
                              Chief Financial Officer and Secretary








                       EXHIBIT INDEX



Exhibit No.   Exhibit                                       Page No.


2.1           Agreement and Plan of Merger dated as
              of February 11, 1999 among PubliCARD,
              Inc., ASCT Acquisition Corp., Amazing!
              Controls, Inc. and the Security Holders of
              Amazing! Controls, Inc.

Exhibit 2.1







               Agreement and Plan of Merger

               Dated as of February 11, 1999

                           Among

                     PubliCARD, Inc.,

                  ASCT Acquisition Corp.,

                  Amazing! Controls, Inc.

                            And

      The Security Holders of Amazing! Controls, Inc.

                AGREEMENT AND PLAN OF MERGER



             AGREEMENT AND PLAN OF MERGER dated as of February 11,
1999 among PubliCARD, Inc., a Pennsylvania corporation ("PubliCARD"), ASCT Acquisition Corp., a Delaware corporation ("Acquisition Sub"), Amazing! Controls, Inc., a California corporation (the "Company"), each shareholder of the Company and each holder of options to purchase capital stock of the Company which has delivered a signature page to this Agreement (collectively, "Sellers").

                      R E C I T A L S:

             The Boards of Directors of the Company, PubliCARD and Acquisition Sub have determined that it is advisable and in the best interests of their respective stockholders for Acquisition Sub to merge with and into the Company with the result that the Company shall be the surviving corporation and shall become a wholly-owned subsidiary of PubliCARD (the "Merger"), upon the terms and conditions set forth herein and in accordance with the provisions of the California General Corporation Law (the "CGCL") and the Delaware General Corporation Law (the "DGCL"). It is the intention of the parties that the Merger be a tax-free reorganization under Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended.

             Accordingly, in consideration of the premises and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereto do hereby agree as follows:

    1 .   CERTAIN DEFINITIONS.

                  1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified or referred to below (terms defined in the singular to have the correlative meaning in the plural and vice versa):

             "Affiliate" of any Person shall mean any Person or entity which, directly or indirectly, controls or is controlled by that Person, or is under common control with that Person. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

             "Business Day" shall mean any day that is not a Saturday or a Sunday or a day on which banks located in New York City are authorized or required to be closed.

             "Certificates of Merger" shall have the meaning set forth in Section 3.2.

             "CGCL" shall have the meaning set forth in the recitals to this Agreement.

             "Closing" shall have the meaning set forth in
Section 3.1.

             "Closing Date" shall mean the date and time of the Closing, as set forth in Section 3.1.

             "Code" shall mean the Internal Revenue Code of 1986, as amended.

             "Company Documents" shall have the meaning set forth in
Section 6.3(a).

             "Company Shares" shall mean shares of common stock, no par value, of the Company.

             "Constituent Corporations" shall have the meaning set forth in Section 2.1.

             "Contamination" shall mean Hazardous Substances which are present at the Facilities or in soil or groundwater (whether or not at the Facilities) as a result of a Release.

             "Contemplated Transactions" shall mean (i) the Merger and (ii) the execution, delivery and performance of and compliance with this Agreement and all other agreements to be executed and delivered pursuant to this Agreement.

             "DGCL" shall have the meaning set forth in the recitals to this Agreement.

             "Effective Time" shall have the meaning set forth in
Section 3.2.

             "Encumbrance" shall mean any security interest, mortgage, lien, charge, encumbrance on real property, adverse claim or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, excluding, however, any Encumbrance on the landlord's interest in any real property leased by the Company as lessee.

             "Environmental Law" shall mean federal, state or local statutes, rules, regulations, orders, licenses, codes, plans, decrees, judgments, injunctions, notices, or demand letters relating to pollution of the environment, including laws relating to noise, or to emissions, discharges, or releases of pollutants, contaminants, chemicals, or industrial, toxic, or Hazardous Substances or hazardous wastes into the workplace, the community, or the environment (including air, surface water, ground water, land surface or subsurface strata), or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or Hazardous Substances or hazardous wastes.

             "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended.

             "ERISA Affiliate" as applied to any Person, shall mean
(a) any corporation which is a member of a controlled group of corporations, within the meaning of Section 414(b) of the Code, of which that Person is a member, (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control, within the meaning of Section 414(c) of the Code, of which that Person is a member, and (c) any member of an affiliated service group, within the meaning of Sections 414(m) and (o) of the Code, of which that Person or any entity described in clause (a) or (b) is a member.

             "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

             "Facilities" shall mean any real property, leaseholds or other interests currently or formerly owned or operated by the Company and any buildings, plants or improvements on any real property currently or formerly owned or operated by the Company.

             "Fair Market Value" of a share of a class of stock of any issuer shall mean the per share value of such class of stock as of a given date, determined as follows:

             (a) If the class of stock is listed or admitted for trading on the New York Stock Exchange (or if not, on another national securities exchange), the Fair Market Value of such class stock is the average of the closing quotations for such stock based on composite transactions for the New York Stock Exchange (or if not listed on it, such other national securities exchange) for the five Trading Days ending at the close of business on the day prior to such given date.

             (b) If the class of stock is not traded on any national securities exchange, but is quoted on the National Association of Securities Dealers, Inc. Automated Quotation System (NASDAQ System) or any similar system of automated dissemination of quotations of prices in common use, the Fair Market Value of such class of stock is the average of the last sales price (if the stock is then listed as a national market issue under the NASDAQ System) or the mean between the closing representative bid and asked prices (in all other cases) for the stock as reported by the NASDAQ System (or such similar quotation system) for the five Trading Days ending at the close of business on the day prior to such given date.

             (c) If neither clause (a) nor clause (b) of this definition is applicable, the Fair Market Value of the class of stock is the fair market value per share as of such valuation date, as determined by the Board of Directors of the issuer of such stock in good faith and in accordance with uniform principles consistently applied.

             "Financial Statements" shall have the meaning set forth in Section 6.5.

             "GAAP" shall mean generally accepted accounting principles in the United States, consistently applied throughout the relevant period.

             "Governmental Body" shall mean any domestic or foreign national, state, multi-state or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any regulatory or taxing authority thereunder.

             "Hazardous Substance" shall have the meaning set forth in section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") of 1980, as amended, 42 U.S.C. 9601(14) and shall further include any petroleum, including crude oil or any fraction thereof.

             "Holders" shall mean Sellers holding Registrable
PubliCARD Shares and their permitted transferees under Section 11.15.

             "HSR Act" shall mean the Hart-Scott-Rodino Antitrust
Improvements Act of 1976, as amended.

             "Intellectual Property" shall have the meaning set forth in Section 6.9(m).

             "Material Adverse Effect" shall mean, when used in connection with the Company or PubliCARD, as the case may be, any effect that is materially adverse to the business, operations, prospects, results of operations or financial condition of the Company or PubliCARD, as the case may be, and their respective Subsidiaries taken as a whole.

             "Material Agreements" shall have the meaning set forth in Section 6.19(a).

             "Merger" shall have the meaning set forth in the recitals to this Agreement.

             "Merger Consideration" shall have the meaning set forth in Section 2.3(a).

             "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, association, unincorporated organization, other entity or Governmental Body.

             "Proceeding" shall mean an action, suit, or a legal, administrative, arbitration or other similar proceeding.

             "PubliCARD Employee Options" shall mean options to purchase PubliCARD Shares issued pursuant to Section 5.6(b).

             "PubliCARD Shareholder Options" shall mean options to purchase PubliCARD Shares issued pursuant to Section 5.6(a).

             "PubliCARD Shares" shall mean shares of common stock, par value $0.10 per share, of PubliCARD.

             "Registrable PubliCARD Shares" shall mean (i) all
PubliCARD Shares issued pursuant to this Agreement and all PubliCARD Shares issuable upon exercise of PubliCARD Shareholder Options issued pursuant to this Agreement and (ii) any PubliCARD Shares issued as a dividend or other distribution on or as a result of a subdivision or combination of any PubliCARD Shares issued pursuant to this Agreement or PubliCARD Shares issuable upon exercise of PubliCARD Shareholder Options issued pursuant to this Agreement.

             "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Substance into the environment (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Substance).

             "Securities Act" shall mean the Securities Act of 1933, as amended.

             "Seller Documents" shall have the meaning set forth in
Section 7.2.

             "Shelf Registration Statement" shall have the meaning set forth in Section 11.2A.

             "Subsidiary" shall mean with respect to any specified Person, any other Person (a) whose board of directors or similar governing body, or a majority thereof, may presently be directly or indirectly elected or appointed by such specified Person, (b) whose management decisions and corporate actions are directly or indirectly subject to the present control of such specified Person, or (c) whose voting securities are more than 50% owned, directly or indirectly, by such specified Person.

             "Surviving Corporation" shall have the meaning set forth in Section 2.1.

             "Tax" shall mean any tax (including, without limitation, any income tax, franchise tax, branch profits tax, gross receipts tax, employment tax, withholding tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

             "Tax Return" shall mean any return (including, without limitation, any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any legal requirement relating to any Tax.

             "Technology" shall have the meaning set forth in
Section 6.9(m).

             "Trading Day" shall mean a day on which the principal national securities exchange on which a class of stock is listed or admitted to trading is open for the transaction of business or, if such class of stock is not listed or admitted to trading on any national securities exchange, any Business Day.

             1.2              References to Dollars.  References
to dollars or "$" in this Agreement shall mean United States dollars.

        2.   THE MERGER.

                  2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the CGCL, at the Effective Time of the Merger, Acquisition Sub shall be merged with and into the Company. The separate existence of Acquisition Sub shall thereupon cease and the Company shall continue its corporate existence as the surviving corporation (the "Surviving Corporation") and a wholly-owned subsidiary of PubliCARD under the laws of the State of California under its present name. The Company and Acquisition Sub are sometimes referred to collectively herein as the "Constituent Corporations".

                  2.2     Effects of the Merger.  At the Effective Time of the
Merger:

             (a) the separate existence of Acquisition Sub shall cease and Acquisition Sub shall be merged with and into the Company, which shall be the Surviving Corporation;

             (b) the articles of incorporation and by-laws of the Company as in effect immediately prior to the Effective Time, giving effect to the amendments set forth in the Certificates of Merger, shall be the articles of incorporation and by-laws of the Surviving Corporation until each shall thereafter be amended in accordance with each of their terms and as provided by law;

             (c) the directors of Acquisition Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, and the officers of Acquisition Sub immediately prior to the Effective Time (other than the President) together with Donald Witmer as President shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and by-laws of the Surviving Corporation, in each case until their respective successors are duly elected and qualified;

             (d) the Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the Constituent Corporations, and all property, real, personal, and mixed, and all debts due on whatever account, and all other choses in action, and all and every other interest of or belonging to or due to each of the Constituent Corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed, all in accordance with the applicable provisions of the CGCL;

                              and

             (e) the Surviving Corporation shall thenceforth be responsible and liable for all liabilities and obligations of each of the Constituent Corporations, and any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted as if such Merger had not taken place or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor liens upon the property of either of the Constituent Corporations shall be impaired by the Merger.

                  2.3 Conversion of Shares. As of the Effective Time, by virtue of the Merger and without any further action on the part of PubliCARD, Acquisition Sub, the Company, or any holder of any equity securities of the Constituent Corporations:

             (a) each Company Share issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive that number of PubliCARD Shares (the "Merger Consideration") as determined by dividing (x) 350,000 by (y) the aggregate number of Company Shares issued and outstanding immediately prior to the Effective Time, upon proper delivery of the certificates representing such Company Shares to PubliCARD in accordance with this Section 2.3;

             (b) if on or before the Effective Time the issued and outstanding PubliCARD Shares are changed into a different number of shares by reason of any recapitalization, stock split or stock dividend, then the Merger Consideration shall be adjusted to that number of PubliCARD Shares that the Merger Consideration, if it was issued and outstanding immediately before any such recapitalization, stock split or stock dividend occurred, would have been converted into as a result of any such recapitalization, stock split or stock dividend;

             (c) no fraction of a PubliCARD Share will be issued, but in lieu thereof each holder of Company Shares who would otherwise be entitled to a fraction of a PubliCARD Share (after aggregating all fractional PubliCARD Shares to be received by such holder) shall receive from PubliCARD one additional PubliCARD Share;

             (d) each share of common stock, $.01 par value per share, of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, no par value per share, of the Surviving Corporation;

             (e) all Company Shares by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any Company Shares shall thereafter cease to have any rights with respect to such Company Shares, except the right to receive the Merger Consideration for the Company Shares, without interest, upon proper delivery of such certificate in accordance with this Section 2.3;

             (f) each unexercised option to purchase Company Share outstanding under the Company's 1997 Stock Plan immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, shall be assumed by PubliCARD and shall be converted into an option to purchase, on the same terms and conditions as were applicable under the Company's 1997 Stock Plan and the underlying option agreements (as modified by this Section 2.3(f)), that number of PubliCARD Shares determined by multiplying the number of Company Shares subject to such option by the Exchange Ratio, as defined below (rounded up to the nearest whole share) at a price per PubliCARD Share equal to the exercise price per Company Share (rounded down to the nearest whole cent) under such option divided by the Exchange Ratio; provided, however, that in the case of any option to which
Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code. The term "Exchange Ratio" means that amount determined by dividing (i) 350,000 by
(ii) the aggregate number of Company Shares issued and outstanding immediately prior to the Effective Time;

             (g) if on or before the Effective Date the issued and outstanding PubliCARD Shares are changed into a different number of shares by reason of any recapitalization, stock split or stock dividend, then the PubliCARD Shares issuable upon exercise of each of the options described in
Section 2.3(f) and on Schedule 6.2(c) shall be correspondingly adjusted to that number of PubliCARD Shares that such PubliCARD Shares, if they were issued and outstanding immediately before any such recapitalization, stock split or stock dividend occurred, would have been converted into as a result of any such recapitalization, stock split or stock dividend;

              (h) either prior to or promptly following the Effective Time, PubliCARD shall deliver to each shareholder of record of the Company immediately prior to the Effective Time a letter of transmittal in substantially the form of Exhibit F (each, a "Letter of Transmittal") and instructions for use in surrendering the certificates that formally represented Company Shares entitled to payment of the Merger Consideration. Promptly following proper delivery of a certificate representing Company Shares (accompanied by a duly executed Letter of Transmittal and the documents contemplated thereby) by the holder thereof to PubliCARD, PubliCARD shall deliver to such holder a certificate representing (i) the Merger Consideration (in terms of PubliCARD Shares) times the number of Company Shares represented by the certificate so delivered by such holder and (ii) any additional PubliCARD Share issuable in lieu of any fractional PubliCARD Share issuable to such holder inaccordance with Section 2.3(c); and

             (i) if the Merger Consideration is to be issued or paid (as the case may be) to a name other than the name in which the certificate representing the Company Shares surrendered in exchange therefor is registered, it shall be a condition to such issuance or payment that the person requesting such issuance or payment shall pay to PubliCARD any transfer or other taxes required by reason of the issuance of such shares or the payment of such cash to a name other than that of the registered holder of the certificate surrendered, or such person shall establish to the satisfaction of PubliCARD that such tax has been paid or is not applicable.

                  2.4 Option to Convert Shares into Cash. Notwithstanding anything contained in Section 2.3, in the event any holder of options to purchase Company Shares exercises such options prior to the Effective Time, then, the Company shall notify PubliCARD of the issuance of Company Shares upon the exercise of such options and, at PubliCARD's option, each outstanding Company Share issued to such holder pursuant to such exercise, in lieu of the Merger Consideration payable pursuant to Section 2.3(a), shall be converted into the right to receive cash, without interest, in an amount equal to (A) the Fair Market Value at the Effective Time of 350,000 PubliCARD Shares (as adjusted pursuant to Section 2.3(b)) divided by (B) the aggregate number of Company Shares issued and outstanding immediately prior to the Effective Time. Any cash payable per Company Share in accordance with the foregoing shall also be referred to herein as the "Merger Consideration." Notwithstanding the foregoing, PubliCARD shall not exercise the foregoing option in a manner that would cause the Merger to fail to qualify as a tax free reorganization under
Section 368(a)(2)(E) of the Code.

                  2.5 Subsequent Action. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances and any other actions or things are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Constituent Corporations as a result of, or in connection with, the Merger, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Constituent Corporations or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

     3.   THE CLOSING.

                  3.1 Place and Time. Unless this Agreement is earlier terminated pursuant to Section 13, and subject to satisfaction or waiver of the conditions set forth in Sections 4 and 5, the closing of the Merger (the "Closing") shall take place no later than the second business day after satisfaction or waiver of the conditions set forth in Sections 4 and 5, at the offices of Kaye, Scholer, Fierman, Hays & Handler, LLP, 425 Park Avenue, New York, New York at 10:00 a.m. (New York City time), or at such other place, date and time as the parties may agree in writing.

                  3.2 Effective Time of the Merger. At the Closing, the parties hereto shall cause (i) an agreement of merger substantially in the form of Exhibit A-1 to be executed and filed with the Secretary of State of the State of California, as provided in Section 1103 of the CGCL and (ii) a certificate of merger substantially in the form of Exhibit A-2 to be executed and filed with the Secretary of State of the State of Delaware, as provided in Section 252 of the DGCL (collectively, the "Certificates of Merger"), and shall take all such other and further actions as may be required by law to make the Merger effective. The Merger shall become effective in accordance with the CGCL. The date and time of such effectiveness are referred to herein as the "Effective Time".

                  3.3 Deliveries by Sellers and Company. At the Closing, Sellers and the Company shall deliver to PubliCARD the documents contemplated by Section 4.

                  3.4 Deliveries by PubliCARD. At the Closing, PubliCARD shall deliver to Sellers or the Company (as applicable) the documents contemplated by Section 5.

     4.   CONDITIONS TO PUBLICARD'S AND ACQUISITION SUB'S OBLIGATIONS.

             The obligations of PubliCARD and Acquisition Sub to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by PubliCARD (on behalf of itself and Acquisition Sub):

                  4.1 Opinion of Counsel. PubliCARD and Acquisition Sub shall have received an opinion of Wilson Sonsini Goodrich & Rosati, P.C., counsel to Sellers and the Company, dated the Closing Date, in substantially the form of Exhibit B.

                  4.2 No Injunction. There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prohibits or delays consummation of any part of the Contemplated Transactions, or that will require any divestiture by PubliCARD as a result of the Merger.

                  4.3 Representations, Warranties and Agreements. (a) The representations and warranties of the Company and Sellers set forth in this Agreement (as qualified by the Schedules hereto) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (except to the extent that any such representations and warranties relate to a particular date, in which event, such representations and warranties shall be true and correct as of such date), (b) each of the Company and Sellers shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it prior to or at the Closing, and (c) PubliCARD shall have received separate certificates to the foregoing effect signed by the Chief Executive Officer of the Company (with respect to the Company) and Sellers (with respect to themselves).

                  4.4 Litigation. No action or proceeding shall have been instituted by any Governmental Body and, at what would otherwise have been the Closing Date, remain pending to restrain or prohibit any part of the Contemplated Transactions or to seek any divestiture or to revoke or suspend any license, permit, order or approval by reason of any or all of the Contemplated Transactions; nor shall any Governmental Body have notified any party to this Agreement or any of their respective Affiliates that consummation of any part of the Contemplated Transactions would constitute a violation of the laws of any jurisdiction or that it intends to commence an action or proceeding to restrain or prohibit any part of the Contemplated Transactions or to require such divestiture, revocation or suspension;
unless, in either such case, such Governmental Body shall have withdrawn such notice and abandoned such action or proceeding.

                  4.5 Approvals. All material licenses, authorizations, consents, orders and regulatory approvals of Governmental Bodies necessary for the consummation of the Contemplated Transactions shall have been obtained and shall be in full force and effect.

                  4.6 Certificates of Merger. Prior to the Effective Time, each of the Certificates of Merger shall be accepted for filing with the Secretary of State of the State of California and the Secretary of State of the State of Delaware, as applicable.

                  4.7 Employment, Non-Competition and Confidentiality Agreements. The Surviving Corporation shall have entered into an employment agreement with Don Witmer substantially in the form of Exhibit C-1. The Surviving Corporation shall have entered into a non-competition and confidentiality agreement with all of the employees of the Company, which employees are listed on Schedule 4.7, in substantially the form of Exhibit C-2. All agreements referred to in this Section 4.7 shall be in full force and effect.

                  4.8 FIRPTA Certificate. The Company shall have delivered to PubliCARD (a) a properly executed FIRPTA Notification Letter, substantially in the form of Exhibit G, which states that shares of capital stock of the Company do not constitute "United States real property interest" under
Section 897(c) of the Code, for purposes of satisfying PubliCARD's obligations under Treasury Regulation Section 1.1445-2(c)(3), and (b) as agent for the Company, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2) and substantially in the form of Exhibit G, along with written authorization for PubliCARD to deliver such form of notice to the Internal Revenue
Service on behalf of the Company upon the Closing.

                  4.9 Proceedings Satisfactory. All certificates, opinions and other documents to be delivered by the Company or Sellers and all other matters to be accomplished by the Company or Sellers prior to or at the Closing shall be satisfactory in the reasonable judgment of PubliCARD and Acquisition Sub and their counsel.

                  4.10 Company Common Share Warrant. On or prior to the Closing, the Warrant to Purchase Stock issued by the Company on August 7, 1998 to Venture Banking Group, a Division of Cupertino National Bank, shall have been terminated in consideration of the payment of $5,000 by the Company.

     5.   CONDITIONS TO THE COMPANY'S OBLIGATIONS.

             The obligations of the Company to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by the
Company:

                  5.1 Opinion of Counsel. The Company shall have received from PubliCARD an opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP, counsel to PubliCARD and Acquisition Sub, dated the Closing Date, in substantially the form of Exhibit D.

                  5.2 No Injunction. There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prohibits or delays consummation of any part of the Contemplated
Transactions, or that will require any divestiture by PubliCARD as a result of the Merger.

                  5.3     Representations, Warranties and Agreements.
(a) The representations and warranties of PubliCARD and Acquisition Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (except to the extent that any such representations and warranties relate to a particular date, in which event, such representations and warranties shall be true and correct as of such date), (b) each of PubliCARD and Acquisition Sub shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it prior to or at the Closing and (c) the Company shall have received a certificate to the foregoing effect signed by an authorized officer of each of PubliCARD and Acquisition Sub.

                  5.4 Litigation. No action or proceeding shall have been instituted by any Governmental Body and, at what would otherwise have been the Closing Date, remain pending to restrain or prohibit any part of the Contemplated Transactions or to seek any divestiture or to revoke or suspend any license, permit, order or approval by reason of any or all of the Contemplated Transactions; nor shall any Governmental Body have notified any party to this Agreement or any of their respective Affiliates that consummation of any part of the Contemplated Transactions would constitute a violation of the laws of any jurisdiction or that it intends to commence an action or proceeding to restrain or prohibit any part of the Contemplated Transactions or to require such divestiture, revocation or suspension; unless, in either such case, such Governmental Body shall have withdrawn such notice and abandoned such action or proceeding.

                  5.5 Employment Agreement. The Surviving Corporation shall have entered into an employment agreement with Donald Witmer substantially in the form of Exhibit C-1 and such agreement shall be in full force and effect.

                  5.6     Option Agreements.    PubliCARD shall have entered
into a stock option agreement with each of the individuals set forth on
Schedule 5.6(a), substantially in the form of Exhibit E-1, for an option to purchase the number of PubliCARD Shares set forth opposite their name on said schedule, and such stock option agreements shall be in full force and effect.

                (a) PubliCARD shall have entered into a stock option agreement with each of the individuals set forth on Schedule 5.6(b), substantially in the form of Exhibit E-2, for an option to purchase the number of PubliCARD Shares set forth opposite their name on said schedule, and such stock option agreements shall be in full force and effect.

                (b) If on or before the Effective Date the issued and outstanding PubliCARD Shares are changed into a different number of shares by reason of any recapitalization, stock split or stock dividend, then the PubliCARD Shares issuable upon exercise of each of such options shall be correspondingly adjusted to that number of PubliCARD Shares that such PubliCARD Shares, if they were issued and outstanding immediately before any such recapitalization, stock split or stock dividend occurred, would have been converted into as a result of any such recapitalization, stock split or stock dividend.

                  5.7 Proceedings Satisfactory. All certificates, opinions and other documents to be delivered by PubliCARD and Acquisition Sub and all other matters to be accomplished by PubliCARD and Acquisition Sub prior to or at the Closing shall be satisfactory in the reasonable judgment of the Company and its counsel.

     6.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SELLERS.

             The Company and Sellers hereby jointly and severally represent and warrant to PubliCARD and Acquisition Sub as follows:

                  6.1 Organization and Good Standing. The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation. Each of the Company and its Subsidiaries (a) has all requisite corporate power to own, operate and lease its properties and carry on its business as the same is now being conducted and (b) is qualified to do business as a foreign corporation in each jurisdiction set forth on Schedule 6.1. Neither the location of its property nor the conduct of its business requires the Company or any Subsidiary to be qualified to do business as a foreign corporation in any state, other than those in which it is so qualified, where the failure to so qualify would have a Material Adverse Effect.
The Company has delivered to PubliCARD true and complete copies of the articles or certificate of incorporation and bylaws of the Company and its Subsidiaries, in each case as in effect on the date of this Agreement.

                  6.2     Capitalization of the Company; Subsidiaries.

                  (a) The authorized capital stock of the Company consists solely of 40,000,000 shares of common stock, no par value per share, of which 39,300,000 shares are issued and outstanding. The outstanding Company
Shares have been duly authorized and validly issued and are fully paid and nonassessable and are owned of record and beneficially as shown on
Schedule 6.2(a). The outstanding Company Shares were issued in conformity with applicable laws and not in violation of any preemptive rights of any Person.

                  (b) Except as set forth on Schedule 6.2(b), the Company does not have and has never had any Subsidiaries. The Company is the owner of all outstanding shares of capital stock of each of its Subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each such Subsidiary are owned by the Company free and clear of all Encumbrances of any kind or rights of others.

                  (c) Except as set forth on Schedule 6.2(c), there are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements (other than this Agreement) or calls, demands or commitments of any kind relating to the issuance, sale, transfer or repurchase of any capital stock of the Company or any of its Subsidiaries. Subject to Section 2.3(f), none of the items set forth on Schedule 6.2(c) will survive the Closing.

                  6.3     Authority; Absence of Conflict.

                  (a) The Company has full corporate authority to execute, deliver and perform this Agreement and each other agreement, document or instrument to which the Company is a party and required to be delivered by it hereby or in connection herewith (collectively, the "Company
Documents") and to consummate the Contemplated Transactions to which the Company is a party. The execution, delivery and performance by the Company of the Company Documents and the consummation of the Contemplated Transactions to which the Company is a party has been duly authorized by the board of directors and the unanimous vote of the shareholders of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the Company Documents or the Contemplated
Transactions to which the Company is a party. This Agreement has been, and each other Company Document when executed and delivered in accordance with this Agreement will be, duly executed and delivered by the Company.
This Agreement constitutes, and each of the other Company Documents when executed and delivered in accordance with this Agreement will constitute, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally, and general equitable principles.

                  (b) Neither the execution and delivery of the Company Documents, nor the consummation of the Contemplated Transactions will (i) violate, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or provide the basis of termination of, or cause the acceleration of the performance required by, any material agreement, commitment or instrument to which the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets is bound or (ii) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to the Company or any of its Subsidiaries, or (iii) result in any Encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under any material agreement, commitment or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets may be bound, or (iv) violate or be in conflict with any provision of the certificate or articles of incorporation or bylaws of the Company or any of its Subsidiaries.

                  6.4 Consents and Approvals. Schedule 6.4 lists (i) all consents, approvals and authorizations of, and declarations, filings and registrations with, any Governmental Body other than the filing of the Certificates of Merger referred to in Section 3.2 and (ii) all consents of other Persons (including, but not limited to, any party to a lease or other material agreement or commitment of the Company or any of its Subsidiaries), which are required by or on behalf of the Company or any of its Subsidiaries in connection with the execution, delivery and performance of the Company Documents or the consummation of the Contemplated Transactions.

                  6.5 Financial Statements. The Company has delivered to PubliCARD (i) a consolidated balance sheet of the Company and its Subsidiaries as at October 31, 1997, and the related statements of income, changes in shareholders' equity, and cash flow for the period then ended, including the notes thereto, together with the report thereon of Pricewaterhouse Coopers LLP, independent certified public accountants; and
(ii) unaudited balance sheets of the Company and its Subsidiaries as at October 31, 1998, December 31, 1998 and January 31, 1999, and the related unaudited statements of income and cash flow for each of the applicable periods then ended (all such statements with respect to October 31, 1997, October 31, 1998, December 31, 1998 and January 31, 1999 and the applicable periods then ended, the "Financial Statements"). Except as set forth on
Schedule 6.5, such financial statements and notes fairly present the consolidated financial condition and results of operations, changes in shareholders' equity, and cash flow of the Company and its Subsidiaries as at the respective dates of and for the respective periods referred to in such financial statements, all in accordance with GAAP; the financial statements referred to in this Section 6.5 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements.

                  6.6 Accounts Receivable. The accounts receivable of the Company and its Subsidiaries (a) are bona fide accounts receivable created in the ordinary and usual course of business in connection with bona fide transactions and consistent with past practice, (b) except as set forth on Schedule 6.6, are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserves or allowances for returns or doubtful accounts, which reserves or allowances for doubtful accounts have been calculated in a manner consistent with past practice and in accordance with GAAP, consistently applied. The Company has delivered to PubliCARD a schedule of aging of the accounts receivable of the Company and its Subsidiaries as of January 31, 1999.

                  6.7 Title to Property; Encumbrances. The Company and its Subsidiaries own no real property. Except for Permitted Encumbrances, and except as disclosed on Schedule 6.7 the Company and each Subsidiary thereof has good title to all of the personal property reflected as being owned by it on the balance sheets included in the Financial Statements (except for personal property sold or otherwise disposed of since the dates of such balance sheets (as applicable) in the ordinary course of business). As used herein, "Permitted Encumbrances" means (a) those Encumbrances disclosed on the balance sheets included in the Financial Statements or the notes thereto; (b) statutory liens for current taxes or assessments not yet due or delinquent or the validity of which are being contested in good faith by appropriate proceedings (a list of all such proceedings as of the date of this Agreement being included on Schedule 6.7); (c) mechanics', carriers', workers', repairmen's and other similar liens arising or incurred in the ordinary course of business with respect to charges not yet due and payable; (d) recorded easements for public utilities serving the Company's real property;
(e) zoning, building and other similar restrictions; and (f) such other Encumbrances which do not materially detract from the value of or interfere with the present use, or any use presently anticipated by the Company, or materially or adversely affect the marketability of the property subject thereto or affected thereby.

                  6.8 Leased Property. Schedule 6.8 sets forth a true and complete list of, and the Company has delivered or made available to PubliCARD true and complete copies of, each lease under which the Company or any Subsidiary thereof is a lessee or lessor (other than leases for personal property having a value per item or aggregate payments of less than $10,000 per annum). There is not, with respect to any such lease, any existing default under any material provision of such lease, nor is there any event of default or event which (with notice or lapse of time or both) would constitute an event of a default under such lease, on the part of the Company or any Subsidiary thereof, and neither the Company nor any Subsidiary thereof has received any written notice of any such default or event. The Company and its Subsidiaries enjoy peaceful and undisturbed possession under each such lease. None of the rights of the Company or any Subsidiary thereof under any lease set forth on Schedule 6.8 will be subject to termination or modification and no consent or approval of any third party is required under such leases as a result of the consummation of the Contemplated Transactions.

                  6.9     Intellectual Property Rights.

                  (a) Schedule 6.9(a) contains a true and complete list of all Intellectual Property (as defined in clause (l) below), including without limitation, patents, applications, filings and registrations with or in any Governmental Body having jurisdiction over such subject matter. All such patents, applications, filings and registrations have been duly filed, and those patents and registrations which have issued are validly existing and in full force and effect and all required maintenance and annuity fees have been timely paid in full. With respect to all U.S. registered service and trademarks, Section 8 and 15 declarations, where applicable, have been timely filed and accepted. No service or trademarks listed on
Schedule 6.9(a) have been abandoned.

                   (b) Except as specifically set forth on Schedule 6.9(b), the Company and its Subsidiaries have good and marketable title to all Intellectual Property and Technology (as defined in clause (m) below), free and clear of all Encumbrances and without payment of any royalties, license fees or other amounts.

                    (c)   Except as specifically set forth on Schedule 6.9(c),
(i) there are no licenses, agreements, obligations or other commitments by which the Company or any Subsidiary thereof may be bound from or with third parties under which the Company or any Subsidiary thereof uses, has the right to use or exercises any rights with respect to any Intellectual
Property or Technology and (ii) there are no judicial orders, decrees, judgments, stipulations or related settlement agreements restricting or affecting the Company's or any of its Subsidiaries' use or right to use any Intellectual Property or Technology.

                     (d) Except as set forth on Schedule 6.9(d), neither the Company nor any Subsidiary thereof has received (and no Seller, the Company or any Subsidiary thereof has knowledge of) any notice, claim or allegation from any other party challenging the right of the Company and its Subsidiaries to use, possess, transfer, convey or otherwise dispose of any Intellectual Property or Technology. Except as set forth on Schedule 6.9(d), there is no interference, opposition, cancellation, reexamination, reissue or other contest proceeding, action, claim, dispute or claim of infringement, misappropriation or other violation of any intellectual property or other proprietary rights of any other party. The Company's and its Subsidiaries' use of the Intellectual Property and Technology, past and present, has not and does not violate or infringe upon the rights of any other party or constitute a breach of any agreement, obligation, promise or commitment by which the Company or any Subsidiary thereof may be bound or constitute a violation of any laws, regulations, ordinances, codes or statutes in any jurisdiction.

                 (e) Except as set forth on Schedule 6.9(e), no licenses or other rights have been granted and neither the Company nor any Subsidiary has any obligation to grant licenses with respect to any Intellectual Property or Technology. No claims have been made by the Company or any Subsidiary thereof of any violation or infringement by others of any rights with respect to any Intellectual Property or Technology. No Seller or the Company has knowledge of any such claim that in the Company's opinion as of the Effective Date, the Company or any Subsidiary thereof would have the right or a reasonable basis to make or assert.

                   (f) Except as set forth on Schedule 6.9(f), the Intellectual Property and Technology includes all rights and interests necessary to conduct the business of the Company and its Subsidiaries as it is currently conducted, and such rights will not be adversely affected by the Company or its Subsidiaries or any other party claiming under or through the Company or its Subsidiaries or otherwise in connection with or arising from the execution and delivery of this Agreement or the Contemplated Transactions.

                    (g) All statements and representations made by the Company or any Subsidiary thereof in any pending Intellectual Property applications, filings, registrations and patents were true in all material respects as of the time they were made.

                    (h) The Company and its Subsidiaries have taken all actions reasonably necessary to ensure that (i) there are no protections, encryption, security or lock-out devices, whether triggered by the passage of time, the use or operation of the Intellectual Property and Technology, remotely or otherwise which might in any way interrupt, discontinue or otherwise adversely affect the Intellectual Property and Technology or the Company's and its Subsidiaries' use thereof; and (ii) there are no so-called computer viruses, worms, trap or back doors, Trojan horses or any other instructions, codes, programs, data or materials which could improperly, wrongfully and/or without the authorization of the Company, interfere with the operation or use of the Intellectual Property and Technology.

                    (i) Except as set forth on Schedule 6.9(i), (i) all authorship in the computer software, documentation, software design, technical and functional specifications created by the Company and its Subsidiaries and used in products or services created by the Company and its Subsidiaries (excluding software owned by others that is part of hardware purchased by the Company and its Subsidiaries for use in its products or services) is original and (ii) all computer software and related documentation manuals contained or used in products of (including, without limitation, documentation and product and user manuals) or services provided by the Company or any Subsidiary thereof are owned by or licensed to the Company or such Subsidiary and such licenses provide the Company or such Subsidiary with the right to sublicense or otherwise authorize use of the licensed subject matter to their customers and authorized third party users.

                    (j) Except as set forth on Schedule 6.9(j), (i) all computer software created by employees of the Company or any Subsidiary within the scope of their employment by the Company or any Subsidiary and used in Company products or services and all original copyrightable authorship therein is owned by the Company or its Subsidiaries; (ii) all rights in all inventions and discoveries made, written, developed, reduced to practice or conceived by current or former employees, independent contractors or consultants of the Company or any Subsidiary during the course of their employment (or other retention) by the Company or any Subsidiary and material to the business of the Company and its Subsidiaries or made, written, developed, reduced to practice or conceived with the use or assistance of the Company's facilities or resources and which are the subject of one or more patents or applications for patents have been assigned in writing to the Company or any Subsidiary thereof; (iii) the policy of the Company and each of its Subsidiaries requires each employee of the Company and each such Subsidiary to sign documents confirming that he or she assigns to the Company or such Subsidiary all Intellectual Property and Technology rights made, written, developed, reduced to practice or conceived by him or her during the course of his or her employment (or other retention) by the Company or such Subsidiary and relating to the business of the Company and its Subsidiaries or made, written, developed, reduced to practice or conceived with the use or assistance of the Company's facilities or resources to the extent that ownership of any such Intellectual Property or Technology rights does not vest in the Company and its Subsidiaries by operation of law, and to the extent that any employee of the Company or any Subsidiary thereof has not executed such documents, the Company will require such employee to execute such documents at or before the Closing; and (iv) all Intellectual Property and Technology rights made, written, developed, reduced to practice or conceived by each employee, independent contractor or consultant of the Company or any Subsidiary thereof during the course of his or her employment (or other retention) by the Company or such Subsidiary and material to the business of the Company and its Subsidiaries have been assigned or licensed to the Company or such Subsidiary.

                  (k) Except as set forth on Schedule 6.9(k), the Company and its Subsidiaries have taken all reasonable and practicable steps to protect and preserve the confidentiality of all Intellectual Property and Technology not subject to copyright or patent ("Confidential IP Information"). Use by the Company or any Subsidiary thereof of Confidential IP Information not owned by the Company or such Subsidiary has been and is pursuant to the terms of a written agreement between the Company and such Subsidiary and the owner of such Confidential IP Information, or is otherwise lawful.

                   (l) "Intellectual Property" shall mean all intellectual property rights, common law, statutory or otherwise, domestic and foreign, including, without limitation, patents (including all utility, designs, provisionals, reissues, reexaminations, divisions, continuations, continuation-in-parts, national phases, Patent Co- operation Treaty
("PCT") and extensions), service marks, trademarks, trade names, brand, product and service names, and all logos and distinctive identifications of the Company and its Subsidiaries, its products and services, copyrights and mask works as well as all applications for any and all of the foregoing, licenses and other contractual rights and other such property and intangible rights owned, used or held for use by the Company or any of its Subsidiaries, together with the goodwill of the business of the Company and its Subsidiaries in connection with all of the foregoing. "Technology" shall mean all formulae, algorithms, processes, methods, procedures, designs, ideas, strategic and other business plans, research records, inventions and all records of the foregoing, test, engineering and technical data, know-how, proprietary information and methodologies, trade secrets, technology, communications and associated peripheral devices and resources, computer software, programs and code, both object and source, in whatever form and media, all databases, specifications and other information processing tangible and intangible items, owned, used or held for use by the Company or any of its Subsidiaries with respect to the business of the Company and its Subsidiaries.

                  6.10    Buildings, Plants and Equipment.

                  (a) The buildings, plants and structures of the Company and its Subsidiaries are adequate for the uses to which they are being put. The personal property owned or leased by the Company or its Subsidiaries is adequate and in a condition sufficient to permit the Company and its Subsidiaries to conduct its business in the same manner as it is conducted on or has been conducted prior to the date of this Agreement.

                   (b) Except as set forth on Schedule 6.10(b), the Company and its Subsidiaries have not received written notification since
January 1, 1996 alleging that the Company or any Subsidiary is in violation of any applicable building, zoning, health or other law, ordinance or regulation (other than those covered by Section 6.21) in respect of its buildings, plants or structures or their operation, and to the knowledge of the Company or Sellers, there exists no such violation which could reasonably be expected to interfere with the present use of the buildings, plants or structures.

                  6.11 Rights and Assets Sufficient. The rights, properties and assets owned by or leased or licensed to the Company and its Subsidiaries include all rights, properties and other assets necessary to permit the Company and its Subsidiaries to conduct its business in the same manner as it is conducted on, or has been conducted immediately prior to, the date of this Agreement.

                  6.12 Books and Records. The books and records of the Company and its Subsidiaries, all of which have been made available to PubliCARD, set forth in all material respects transactions affecting the Company and its Subsidiaries, and such books and records are complete and correct in all material respects. The minute books of the Company and its Subsidiaries contain minutes accurately reflecting in all material respects all actions of the shareholders and directors of the Company and each Subsidiary.

                  6.13 Litigation. There is no investigation by any Governmental Body of which the Company or Sellers have knowledge or any Proceeding pending or, to the knowledge of the Company or Sellers, threatened by or on behalf of any Governmental Body or other Person against the Company, any Subsidiary thereof or their respective business or assets. To the knowledge of the Company or Sellers, no basis exists for any such Proceeding. Except as set forth on Schedule 6.13, there are no existing judgments, orders, writs, injunctions, awards or decrees of any court or other Governmental Body against or affecting the Company, any Subsidiary thereof or their respective business or assets.

                  6.14    Tax Matters.  Except as otherwise disclosed on
Schedule 6.14:

                  (a) The Company and each of its Subsidiaries have timely filed or caused to be timely filed all material Tax Returns that are or were required to be filed by or with respect to any of them pursuant to applicable legal requirements (or requests for extensions of time to file such returns have been filed, granted, and have not expired), whether as members of an affiliated group of corporations or otherwise.
All such Tax Returns are true, correct and complete in all material respects. Sellers have delivered or made available to PubliCARD copies of, and Schedule 6.14(a) contains a complete and accurate list of, all such Tax Returns relating to income or franchise taxes filed since
December 31, 1995. The Company and each of its Subsidiaries have paid all Taxes that have become due pursuant to those Tax Returns, or pursuant to any assessment received by the Company or any of its Subsidiaries, except such Taxes, if any, as are listed on Schedule
6.14(a) and are being contested in good faith and as to which adequate reserves have been provided in the balance sheets included in the Financial Statements.

                  (b) The Tax Returns of the Company and each of its Subsidiaries have been audited by the Internal Revenue Service or other relevant Governmental Body or are closed by the applicable statute of limitations for all taxable years through December 31, 1994. Schedule 6.14(b) contains a complete and accurate list of all audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. No adjustments have been proposed with respect to the Tax
Returns filed by the Company or any of its Subsidiaries for all taxable years since December 31, 1994. Except as is not material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes by it or for which it may be liable.

                   (c) Except as is not material to the Company and its Subsidiaries, taken as a whole, the charges, accruals, and reserves with respect to Taxes on the books of the Company and each of its Subsidiaries are adequate and are at least equal to the Company's and its Subsidiaries' liability for Taxes. No consent to the application of Section 341(f)(2) of the Code has been filed with respect to any property or assets held, acquired, or to be acquired by the Company or any of its Subsidiaries. Except as is not material to the Company and its Subsidiaries, taken as a whole, all Taxes that the Company and each of its Subsidiaries is or was required by legal requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body.

                  (d) There is no tax sharing agreement that will require any payment by the Company or any of its Subsidiaries after the date of this Agreement.

                  (e)  No property of the Company or any of its Subsidiaries
(i) is subject to a tax benefit transfer lease subject to the provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, (ii) is "tax-exempt use property" within the meaning of Section 168(h) of the Code, or (iii) secures any debt the interest on which is exempt from tax under Section 103 of the Code.

                   (f) The Company is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

                   (g) There is no agreement, plan, arrangement or other contract covering any employee or independent contractor or former employee or former independent contractor of the Company or any of its Subsidiaries that could give rise to the payment of any amount that could not be deductible pursuant to Section 280G of the Code.

                   (h) Except as is not material to the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries
(i) have complied with all applicable legal requirements relating to information reporting with respect to payments made to third parties and the withholding of and payment of withheld Taxes, (ii) have timely withheld from employee wages and other payments and paid over to the proper Governmental Bodies all amounts required to be so withheld and paid over for all periods under all applicable legal requirements, and (iii) have duly collected and remitted any sales, value-added and similar Taxes required to be collected and remitted

                   (i) Except as is not material to the Company and its Subsidiaries, taken as a whole, there are no pending, proposed, or, to the knowledge of the Company or Sellers, threatened, audits, judicial proceedings, assessments or deficiencies with respect to Taxes of the Company or any of its Subsidiaries. Except as is not material to the Company and its Subsidiaries, taken as a whole, there is no pending, proposed, or, to the knowledge of the Company or Sellers, threatened, claim by any Governmental Body in any jurisdiction in which any of the Sellers or the Company or any of its Subsidiaries does not pay Taxes or file Tax Returns that any such Seller or the Company or any of its Subsidiaries is required to pay Taxes or file Tax Returns.

                    (j) Neither the Company nor any of its Subsidiaries has or is required to make any adjustment under Section 481(a) of the Code or any comparable provision of state, local or foreign law.

                    (k) As of October 31, 1998, the Company and its Subsidiaries have a net operating loss carryover for United States federal income tax purposes of not less than $4 million. The Company has not undergone an "ownership change" within the meaning of Section 382 of the Code. Neither Sellers nor the Company nor any Subsidiary has taken any action since October 31, 1998, other than in the ordinary course of business, that would reduce any net operating loss carryovers referred to in this paragraph (k).

                   (l) No liens for Taxes exist with respect to the assets, income or operations of the Company or any of its Subsidiaries, except for liens referred to in clause (b) of the definition of Permitted Encumbrances in Section 6.7 of this Agreement.

                   (m) Except as set forth on Schedule 6.14(m), neither the Company nor any of its Subsidiaries has in effect any tax election for federal income tax purposes under Section 108, 168, 338, 441, 471,
1017, 1033, 1502 or 4977 of the Code.

                  6.15 Absence of Certain Changes or Events. Except as contemplated by this Agreement and except as set forth on Schedule 6.15, neither the Company nor any Subsidiary thereof has since October 31, 1998:

                   (a) declared or paid any dividend or made any other payment or distribution in respect of its capital stock;

                   (b) purchased, redeemed, issued, sold or otherwise acquired or disposed of, either directly or indirectly, any of its capital stock or reclassified, split up or otherwise changed any of its capital stock or granted or entered into any options, warrants or calls or other rights to purchase or convert any obligation into any of its capital stock;

                    (c) amended its articles or certificate of incorporation or bylaws;

                    (d) other than trade payables incurred in the ordinary course of business, borrowed any funds or incurred, assumed or acquired any obligation or liability (contingent or otherwise) in the individual amount of more than $25,000 or in the aggregate amount of more than $50,000;

                    (e) paid, discharged or satisfied any claim, liability or obligation in excess of $25,000 (whether fixed or contingent), other than in the ordinary course of business, or failed to pay or otherwise satisfy any material claims, liabilities or obligations on a basis and within the time consistent with past practice;

                    (f) made any loans, advances or capital contributions to, or investments in, any Person in the individual amount of more than $25,000;

                    (g) settled any Proceeding against the Company, any Subsidiary thereof or their respective business or assets for an amount in excess of $25,000;

                    (h) except for adjustments made in the ordinary course of business, canceled or compromised any debts or claims, or waived or released any rights which, in the aggregate, exceed $25,000

                    (i) sold, assigned, transferred, conveyed, leased, pledged, encumbered or otherwise disposed of or agreed to sell, assign, transfer, convey, lease, pledge or otherwise dispose of any material portion of its assets or properties, or any other material right, except for sales of inventory in the ordinary course of business;

                    (j) damaged, destroyed or lost any asset or property of the Company or its Subsidiaries, whether or not covered by insurance, where such damage, destruction or loss could reasonably be expected to have a Material Adverse Effect;

                    (k) transferred or granted any right under any patent, registered trademark, trade name, copyright (including any pending application therefor), service mark, trade secret, license or other intellectual or industrial property right owned or used by it in, and material to, its business;

                     (l) made or granted any increase in the
compensation of its employees or directors, or entered into any employment, severance or similar agreement with any of its directors or employees;

                     (m) purchased or entered into any material transaction, contract or commitment to purchase raw materials or supplies other than in the ordinary course of business;

                     (n) granted or extended any power of attorney or acted as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the material obligation of any Person other than through endorsements of negotiable instruments in the ordinary course of business;

                      (o) written off or been required by GAAP to write off any accounts receivable in excess of $25,000 in the aggregate;

                      (p) written down or been required by GAAP to write down inventory in excess of $25,000 in the aggregate;

                      (q) merged or consolidated with or into any other
Person; or

                      (r) agreed or otherwise committed, whether in writing or otherwise, to do any of the foregoing.

                  6.16    Labor.

                      (a) Except as set forth on Schedule 6.16(a), the Company and each of its Subsidiaries has not conducted and is not conducting its business in violation of any applicable statute, law, regulation or rule of any Governmental Body relating to employment or labor, including, without limitation, those statutes, laws, regulations or rules relating to wages, hours, labor relations, collective bargaining, unemployment insurance, workers' compensation, equal employment opportunity and the payment and withholding of Taxes. Except as set forth on Schedule 6.16(a), no union or other collective bargaining unit has been certified as representing any of the employees of the Company or any of its Subsidiaries nor has the Company or any of its Subsidiaries agreed to recognize any union or other collective bargaining unit. Except as set forth on Schedule 6.16(a), there are no labor disputes pending or, to the knowledge of the Company or Sellers, threatened, involving strikes, work stoppages, slowdowns or lockouts. There are no grievance proceedings claims of unfair labor practices or representation election petitions filed or, to the knowledge of the Company or Sellers, threatened to be filed with the National Labor Relations Board against the Company or any of its Subsidiaries. To the knowledge of the Company or Sellers, there is no union representation or organizing effort pending or threatened against the Company or any of its Subsidiaries.

                              (b)   Schedule 6.16(b) lists all employees of the
Company and its Subsidiaries, including such employees' names, job title and current compensation.

                  6.17    Employee Benefits; ERISA.

                               (a)   Except as set forth on  Schedule 6.17(a),
neither the Company nor any Subsidiary thereof (i) maintains or contributes to or has any obligation with respect to, and none of the employees of the Company or any Subsidiary thereof are covered by, any bonus, deferred compensation, severance pay,  pension, profit-sharing, retirement, insurance, stock purchase, stock option, or other fringe benefit plan, arrangement or practice, written or otherwise, or any other "employee benefit plan," as defined in Section 3(3) of ERISA, whether formal or informal (collectively, "Plans"), and (ii) is a party to any contract for the employment of any employee of the Company, any Subsidiary thereof or any other person who renders services to the  Company or any of its
Subsidiaries.   None of the Plans is a "multiemployer plan," as defined in
Section 3(37) of ERISA, ( a "Multiemployer Plan") or a funded welfare benefit plan, as defined in Section 419 of the Code. Neither the Company nor any Subsidiary thereof has any agreement or ommitment to create any additional Plan, enter into any additional employment agreement or to modify or change any existing Plan or employment agreement.

                               (b)    With respect to each Plan, the Company has
heretofore delivered or   made available to PubliCARD true, correct and
complete copies of (i) all documents which comprise the most current version of each of suchn Plan, including any related trust agreements, insurance contracts, or other funding or investment agreements and any amendments thereto, and (ii) with respect to each Plan that is an "employee benefit plan," as defined in Section 3(3) of ERISA, (A) the two most recent Annual Reports (Form 5500 Series) and accompanying schedules for each Plan for which such a report is required, (B) the most current summary plan description (and any summary of material modifications),
(C) the two most recent certified financial statements for each of the Plans for which such a statement is required or was prepared, (D) the Forms
PBGC-1 filed in each of the two most recent plan years for each of the Plans for which such form was required to be filed, and (E) for each Plan intended to be "qualified" within the meaning of Section 401(a) of the Code, the current Internal Revenue Service determination letter issued with respect to such Plan. Except as set forth Schedule 6.17(b), none of the Plans has been or will be amended prior the Closing Date.

                            (c)   The Company and each of its Subsidiaries has
performed and complied in all material respects with all of its obligations under and with respect to the Plans and each of the Plans has, at all times, in form, operation and administration complied in all material respects with its terms, and, where applicable, the requirements of all applicable laws. Each Plan which is intended to be "qualified" within the meaning of
 Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and, to the knowledge of the Company and Sellers, nothing has occurred which reasonably could be expected to adversely affect such qualified status.

                             (d)  There are no unpaid contributions due prior
to the date hereof with respect to any Plan that are required to have been made under the terms of the Plan or any applicable law. With respect to each Plan subject to Section 412 of the Code maintained for employees of the Company, any Subsidiary thereof or any of its ERISA Affiliates, there has occurred no failure to meet the minimum funding standards of Section 412 of the Code (whether or not waived in accordance with Section 412(d) of the Code) or failure to make by its due date a required installment under
Section 412(m) of the Code.

                              (e)   With respect to each "employee pension
benefit plan," as defined in Section 3(2) of ERISA, in which the Company, any Subsidiary thereof or any of its ERISA Affiliates participates or has participated at any time in the last five years (i) neither the Company nor any Subsidiary thereof or any of its ERISA Affiliates has withdrawn from such plan during a plan year in which it was a "substantial employer," as defined in Section 4001(a)(2) of ERISA, where such withdrawal could result in liability of such substantial employer pursuant to Section 4062(e)
 or 4063 of ERISA, (ii) neither the Company nor any Subsidiary thereof or any of its ERISA Affiliates has filed a notice of intent to terminate any such plan or adopted any amendment to treat any such plan as terminated,
(iii) the Pension Benefit Guaranty Corporation ("PBGC") has not instituted proceedings to terminate any such plan, (iv) no other event or condition has occurred which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such plan, (v) no accumulated funding deficiency, whether or not waived, exists with respect to any such plan, and no condition has occurred or exists which by the passage of time would be expected to result in an accumulated funding deficiency as of the last day of the current plan year of any such plan, (vi) all required premium payments to the PBGC have been paid when due, (vii) no reportable event, as described in Section 4043 of ERISA, has occurred with respect to any such plan, other than reportable events for which the notice requirements have been waived by regulation, and (viii) no amendment with respect to which security is required under
Section 307 of ERISA has been made or is reasonably expected to be made.

                               (f)  With respect to each Plan that is  subject
to the provisions of Title I, Subtitle B, Part 3 of ERISA, (i) the actuarial present value (based on the actuarial assumptions used in the most recent actuarial valuation) of vested and nonvested "benefit liabilities," as defined in Section 4001(a)(16) of ERISA, (calculated on a termination basis using assumptions promulgated by the PBGC and taking into account all contingent and subsidized benefits) of each such Plan, determined as of the most recent valuation date for each such plan, did not exceed the fair market value of the assets of such Plan as of such date, and (ii) since the most recent valuation date for each such Plan, there has been no amendment or change to such Plan that would increase the amount of benefit liabilities thereunder and, to the knowledge of the Company and Sellers, there has been no event or occurrence that would materially increase or decrease the value of  such assets or liabilities.

                               (g)  Neither the Company nor any Subsidiary
thereof has any obligation to provide health benefits or other non-pension benefits to retired or other former employees, except as specifically required by Section 4980B of the Code or Part 6 of Title I of ERISA or as set forth on
Schedule 6.17(g).


                               (h)  Neither the Company or any Subsidiary
thereof nor any other "disqualified person" or "party in interest," as defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively, has engaged in any "prohibited transaction," as defined in Section 4975 of the Code or Section 406 of ERISA, with respect to any Plan, nor have there been any fiduciary violations under ERISA which could subject the Company or any Subsidiary thereof (or any officer, director or employee of the Company or any Subsidiary thereof) to any material penalty or tax under
Section 502(i) of ERISA or Sections 4971 and 4975 of the Code.

                                (i)  Except as set forth on Schedule 6.17(i),
with respect to any Plan: (i) no filing, application or other matter is pending with the Internal Revenue Service, the PBGC, the United States
Department of Labor or any other Governmental Body, (ii) there is no action, suit or claim pending (nor, to the knowledge of the Company or Sellers, any basis for such a claim), other than routine claims for benefits, and (iii) there are no outstanding liabilities for taxes, penalties or fees.

                                (j)  Neither the Company nor Subsidiary
thereof has incurred any liability or taken any action and none of the Sellers or the Company has any knowledge of any action event that could cause any one of them to incur any liability (i) under Section 412 of the Code or Title IV of ERISA with respect to any "single-employer plan" (as defined in Section 4001(a)(15) of ERISA), (ii) on account of a partial or complete withdrawal (as defined in Sections 4203 and 4205 of ERISA, respectively) with respect to any Multiemployer Plan, or (iii) account of unpaid contributions to any Multiemployer Plan.

                               (k)   Neither the execution and delivery of this
Agreement by the Company or Sellers nor the consummation of any or all
of the Contemplated Transactions by it will:   (i) entitle any current or
former employee of the Company or any Subsidiary thereof to severance pay, unemployment compensation or any similar payment, (ii) accelerate the time of payment or vesting or increase the amount of any compensation due to any such employee or former employee, or (iii) directly or indirectly result in any payment made or to be made to or on behalf of any person to constitute a "parachute payment" within the meaning of Section
280G of the Code.

                  6.18 Insurance. Schedule 6.18 sets forth a true, correct and complete list of all insurance policies of any kind or nature currently maintained by or on behalf of the Company or any Subsidiary thereof and relating to their respective business and/or assets, indicating the type of coverage, name of insured, name of insurance carrier or underwriter, premium thereon, policy limits and expiration date of each policy. The Company has delivered or made available to PubliCARD true and complete copies of such insurance policies. Such insurance policies provide, in the reasonable judgment of the Company and Sellers, adequate insurance coveragefor the business and assets of the Company and its Subsidiaries in light of present insurance marketconditions. All such insurance policies are in full force and effect, and neither the Company nor any Subsidiary is in default with respect to its obligations under any such insurance policy. To the knowledge of the Company or Sellers, there are no retroactive or retrospective premium adjustments with respect to such insurance policies. The Company has not had any insurance coverage denied in writing or canceled by any carrier or received any written notice of cancellation or nonrenewal by any carrier, in either case since January 1, 1996.

                  6.19    Material Agreements.

                       (a) Schedule 6.19 contains a true and complete list, and the Company has delivered or made available to PubliCARD true and complete copies, of the following agreements, contracts or instruments to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound (collectively, the "Material Agreements"):

                            (i) each contract that is executory in whole or in
part and involves performance of services or delivery of goods or materials (A) by the Company or any of its Subsidiaries of an amount or value in excess of $25,000 or (B) to the Company or any of its Subsidiaries of an amount or value in excess of $25,000;

                            (ii) each contract that is executory in whole or
in part and was not entered into in the ordinary course of business and that involves expenditures or receipts of the Company or any of its Subsidiaries in excess of $25,000;

                            (iii) other than licensing agreements entered
into in connection with product sales in the ordinary course of the Company's and its Subsidiaries' business, a standard form of which has been provided to PubliCARD, each contract that relates to the licensing of patents, trademarks, copyrights, or other Intellectual Property or Technology;

                             (iv)each contract with any current or former
employee, consultant, or contractor regarding the appropriation or the non-disclosure of any of the Intellectual Property or Technology;

                            (v)  each collective bargaining agreement and
any other contract to or with any labor union or other employee representative of a group of employees of the Company and any of its Subsidiaries;

                             (vi) each joint venture, partnership, and any
other contract (however named) involving a sharing of profits, losses, costs or liabilities by the Company or any of its Subsidiaries with any other Person;

                             (vii) each contract containing covenants that
in any way purport to restrict the business activity of the Company or any of its Subsidiaries or limit the freedom of the Company or any of its Subsidiaries to engage in any line of business or to compete with any Person;

                             (viii) each contract providing for payments
to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

                             (ix) each power of attorney that is currently
effective and outstanding granted by and relating to the Company or any of its Subsidiaries;

                             (x) each contract that is executory in whole
or in part and involves capital expenditures in excess of $25,000;

                             (xi) each written warranty, guaranty, and/or
other similar undertaking with respect to contractual performance extended by the Company or any of its Subsidiaries other than in the ordinary course of business;

                              (xii) each contract with any employee,
director or officer of the Company or any of its Subsidiaries; and

                              (xiii) each contract relating to indebtedness
of the Company or any of its Subsidiaries for borrowed money and each contract relating to the guarantee by the Company or any of its Subsidiaries of indebtedness of any Person for borrowed money.

                     (b) Each of the Material Agreements is in full force and effect and constitutes a valid and binding obligation of the Company or any Subsidiary, as the case may be, and, to the knowledge of Sellers and the Company, the other party thereto. Except as set forth on Schedule 6.19(b), neither the Company nor any Subsidiary is in breach or default under a material provision of any Material Agreement, and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by the Company or any Subsidiary or, to the knowledge of the Company or Sellers, by any such other party. Neither the Company nor any Subsidiary has received written notice of such a breach or default or event or condition.

                  6.20    Compliance with Law; Licenses.

                      (a) The operation of the business of the Company and its Subsidiaries has been conducted in all material respects in accordance with all applicable laws, regulations and other requirements of all Governmental Bodies. Except as provided in Schedule 6.20, neither the Company nor any Subsidiary has since January 1, 1996 received any notification from any Governmental Body of any asserted present or past failure by it to comply with any such laws, regulations or other requirements.

                      (b) The Company and each of its Subsidiaries has obtained all material licenses, permits, certificates, consents and approvals from Governmental Bodies (the "Licenses") that are necessary to conduct the business and operations of the Company and each of its Subsidiaries.
All such Licenses are listed on Schedule 6.20(b) and are in full force and effect, and no written notice of any violation of any License has been received by the Company or any Subsidiary.

                  6.21    Environmental Matters.

                      (a) Except as set forth on Schedule 6.21(a), there is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation, or proceeding pending or, to the knowledge of the Company or Sellers, threatened against the Company or any of its Subsidiaries relating in any way to Contamination of, or any Release of any Hazardous Substance whether at, on, from or to, the Facilities or elsewhere, or to any violation of any Environmental Law.

                       (b) Except as set forth on Schedule 6.21(b), no underground or aboveground tank which has been used to store any
Hazardous Substance is, was during the Company's or any of  its
Subsidiaries' ownership,   operation or possession of any of the Facilities
or, to the knowledge of the Company or Sellers, was prior to the Company's or any of its Subsidiaries' ownership, operation or possession of any of the Facilities, located at any of the Facilities.

                       (c) Except as set forth on Schedule 6.21(c), neither the Company nor any Subsidiary has committed any material violation of any requirement of any Environmental Law with respect to its activities.

                       (d) Except as set forth on Schedule 6.21(d), there has been no Release of any Hazardous Substance at, on or to the Facilities or Release of any Hazardous Substance by the Company or any Subsidiary elsewhere.

                       (e) Except as set forth on Schedule 6.21(e), no polychlorinated biphenyls (PCBs) or asbestos or other Hazardous
Substance is present on or at, or is in any equipment or fixtures located on or at, the Facilities.

                       (f)  Sellers have delivered to PubliCARD
 true and complete copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by Sellers, the Company or any Subsidiary thereof pertaining to Hazardous Substances in or on the Facilities or concerning compliance by Sellers, the Company or any
Subsidiary with Environmental Laws.


                  6.22 Transactions with Related Parties. Except as set forth on Schedule 6.22, neither the Company nor any Subsidiary is a party to any contract, lease or commitment which, were the Company or such Subsidiary a "Registrant" under the Securities Act, would be required to be disclosed pursuant to Item 404(a) or (c) of Regulation S-K as promulgated by the Securities and Exchange Commission, and there are no loans outstanding to or from any Person specified in Item 404(a) from or to the Company or any of its Subsidiaries.

                  6.23 Bank Accounts. Schedule 6.23 hereto sets forth a true, correct and complete list of the names and addresses of all banks and other financial institutions in which the Company or any Subsidiary maintains an account, deposit or safe-deposit box, together with the names of all persons authorized to draw on these accounts or deposits or to have access to these boxes.

                6.24 No Brokers or Finders. Sellers and the Company have not, and their respective officers, directors or employees have not, employed any broker or finder or incurred any liability for any brokerage or finder's fee or commissions or similar payment in connection with any of the Contemplated Transactions.

                  6.25    Year 2000 Compliance.

                         (a)   All Products that the Company or any of its
Subsidiaries currently sells or licenses and, to the knowledge of the Sellers and the Company, all Products that the Company or any of its Subsidiaries has ever sold or licensed are Year 2000 Compliant. The Company has made reasonable investigation into whether its Information Technology (other than Products covered by the preceding sentence) is Year 2000 Compliant, including the following: the Company has taken an inventory of all material Information Technology of the Company and its Subsidiaries and assessed, to the extent reasonably ascertainable, whether such Information Technology is Year 2000 Compliant. Based on the foregoing, to the knowledge of the Sellers and the Company, except as set forth on Schedule 6.25(a), all of the Company's and its Subsidiaries' Information Technology is Year 2000 Compliant. The failure of the Company's Information Technology to be Year 2000 Compliant will not have a Material Adverse Effect.

                                (b)   Capitalized terms used in paragraph (a)
above have the following definitions:

          "Year 2000 Compliant" with respect to any Product or Information Technology of the Company or any of its Subsidiaries means that such Product or Information Technology is designed to be used prior to, during, and after the calendar year 2000, and such Product or Information Technology used during each such time period, when unmodified by the end user and used in accordance with its documentation, will accurately receive, provide and process date/time data (including calculating, comparing and sequencing such data) from, into and between the 20th and 21st centuries, including the years 1999 and 2000, and leap year calculations during such periods, and will not malfunction, cease to function, or provide invalid or incorrect results as a result of date/time data, to the extent that products or Information Technology of third parties, used in combination with the Company's and its Subsidiaries' Products or Information
     Technology, properly exchange date/time data with such Product or Information Technology.

          "Information Technology" means computer software, computer firmware, computer hardware (whether general or specific purpose) or systems with components comprised of any of the foregoing, other than software generally available in the commercial retail market.

          "Products" means all products of the Company and its Subsidiaries, including those items listed on Schedule 6.25(b).

                  6.26 Absence of Undisclosed Liabilities. Except as set forth on Schedule 6.26, neither the Company nor any Subsidiaryhas any liabilities or obligations (whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due) other than those liabilities and obligations (a) set forth or adequately provided for in the October 31, 1998 unaudited balance sheet included in the Financial Statements, (b) not required to be set forth in the October 31, 1998 balance sheet or disclosed in the notes thereto under GAAP or (c) incurred since October 31, 1998 in the ordinary course of business consistent with past practice and in the aggregate do not exceed $50,000.

                  6.27 No Material Adverse Change. Since October 31, 1998, there has not been any Material Adverse Effect and no event has occurred and no condition exists which could reasonably be expected to result in a Material Adverse Effect.

                  6.28 Disclosure. No representation or warranty of the Company or Sellers in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading.

                  6.29 Knowledge Defined. As used in this Section 6, "knowledge of Sellers" means the actual knowledge, after reasonable investigation, of Sellers and "knowledge of the Company" means the actual knowledge, after reasonable investigation, of Donald Witmer and Daryl Stemm.

     7.   REPRESENTATIONS AND WARRANTIES OF SELLERS.

             Each Seller hereby severally and not jointly represents and warrants, with respect to only such Seller, to PubliCARD and Acquisition Sub as follows:

                  7.1 Organization and Good Standing. With respect to a Seller that is a corporation, such Seller is acorporation duly organized, validly existing and in good standing under the laws of the State of its incorporation. With respect to a Seller that is a partnership, such Seller is a partnership duly formed, validly existing and in good standing under the laws of the State of its formation. Each Seller (other than a natural person) has delivered to PubliCARD true and complete copies of its certificate or articles of incorporation, by-laws, certificate of partnership, partnership agreement, declaration of trust or other organizational documents, in each case as in effect on the date of this Agreement.

                  7.2 Authority. Each Seller (other than a natural person) has full corporate, partnership or trust (as the case may be) authority to execute, deliver and perform this Agreement and each other agreement, document or instrument to which such Seller is a party and required to be delivered by it hereby or in connection herewith (collectively, the "Seller Documents") and to consummate the Contemplated Transactions.
Each Seller (including a trustee of a trust that is a Seller) that is a natural person has the right, capacity and all requisite authority to execute, deliver and perform the Seller Documents and to consummate the Contemplated Transactions. The execution, delivery and performance by each Seller
(other than a natural person or a trust) of the Seller Documents and the consummation of the Contemplated Transactions has been duly authorized by all necessary corporate or partnership (as the case may be) action of such Seller. This Agreement has been, and each other Seller Document when executed and delivered in accordance with this Agreement will be, duly executed and delivered by each Seller. This Agreement constitutes, and each of the other Seller Documents when executed and delivered in accordance with this Agreement will constitute, a valid and binding obligation of each Seller, enforceable against such Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally, and general equitable principles.

                  7.3 Absence of Conflict. Neither the execution, delivery or performance of the Seller Documents nor the consummation of the Contemplated Transactions will (a) violate any provision of the certificate or articles of incorporation, bylaws, certificate of partnership, partnership agreement, declaration of trust or other organizational document of each Seller (other than a natural person), (b) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other
Governmental Body applicable to each Seller or(c) violate, be in conflict with or constitute a default under any material contract or agreement to which any Seller is a party or by which it is bound.

                  7.4 Title to Company Shares. All of the Company Shares beneficially owned by each Seller are set forth opposite such Seller's name on Schedule 6.2(a). Each Seller has good and valid title to the Company Shares set forth opposite its name on Schedule 6.2(a) and owns beneficially and of record such Company Shares free and clear of all Encumbrances.

                  7.5     Investment Representations.

                               (a)  Each Seller is an "Accredited Investor"
within the meaning of Rule 501 under the Securities Act.

                               (b)  The Merger Consideration to be  received
by each Seller pursuant to this Agreement will be held by such Seller for its own account for the purpose of investment and not with a present view to or for sale in connection with any distribution thereof.

                                (c)  The information furnished by each Seller
in the investor questionnaire delivered to PubliCARD prior to the date of this Agreement was true and complete as of the date of such questionnaire and is currently true and complete.

                                (d)  Each Seller's financial position is such
that it can afford to bear the economic risk of holding the Merger Consideration it receives pursuant to this Agreement for an indefinite period of time, and each Seller can afford to suffer the complete loss of its investment in such Merger Consideration.

                                (e)  Each Seller has been provided an
opportunity to ask questions of, and has received answers thereto satisfactory to such Seller from, PubliCARD and its representatives regarding the business and affairs of PubliCARD and such other information as it desired in order to evaluate an investment in the Merger Consideration.

                                (f)   Each Seller understands that the shares
comprising the Merger Consideration to be received by it pursuant to this Agreement have not been registered under the Securities Act or applicable state securities laws in reliance upon specific exemptions from registration thereunder. Each Seller agrees that the Merger Consideration to be received by it pursuant to this Agreement may not be sold, offered for sale, exchanged, transferred, pledged or otherwise disposed of except pursuant to a registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act and in compliance with state securities laws, and the shares comprising the Merger Consideration will bear a legend to such effect.

                               (g) For purposes of this Section 7.5, the term
"Merger Consideration" refers only to the Merger Consideration consisting of PubliCARD Shares and includes any additional PubliCARD Shares issuable in lieu of any fractional PubliCARD Shares issuable as part of the
 Merger Consideration.

                              (h)  Each Seller's principal place of business
(if such Seller is an entity) or residence (if such Seller is a natural person) is set forth on Schedule 14.4.

                              (i)  Mr. B. K. Marya represents and warrants that
Askham International, Ltd. is beneficially owned and ontrolled by his spouse's immediate family (or one or more trusts, all the beneficiaries of which are members of Mr. Marya's spouse's immediate family).

     8.   REPRESENTATIONS AND WARRANTIES OF PUBLICARD.

             PubliCARD hereby represents and warrants to the Company and Sellers as follows:

                  8.1 Organization and Good Standing. Each of PubliCARD and Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each of PubliCARD and Acquisition Sub (a) has all requisite corporate power to own, operate and lease its properties and carry on its business as the same is now being conducted and (b) is qualified to do business as a foreign corporation in each jurisdiction set forth on Schedule 8.1. Neither the location of its property nor the conduct of its business requires PubliCARD or Acquisition Sub to be qualified to do business as a foreign corporation in any state, other than those in which it is so qualified, where the failure to so qualify would have a Material Adverse Effect.

                  8.2     Capitalization of the Company.

                       (a) The authorized capital stock of PubliCARD consists of (i) 40,000,000 shares of common stock, $0.10 par value per share, of which 16,881,952 shares are issued and outstanding as of December 31, 1998, (ii) 136,566 shares of preferred stock, without par value, of which no shares are issued and outstanding as of December 31, 1998 and (iii)
1,000,000 shares of Class A preferred stock, without par value, of which no shares are issued and outstanding as of December 31, 1998 PubliCARD
Shares comprising the Merger Consideration and any additional
PubliCARD Shares issuable in lieu of any fractional PubliCARD Shares issuable pursuant to this Agreement have been duly authorized and, when issued and delivered in accordance with this Agreement, will be validly issued and fully paid and nonassessable and will be issued in conformity with applicable laws and not in violation of any preemptive rights of any Person. Upon delivery to Sellers of the PubliCARD Shares comprising the Merger Consideration or any additional PubliCARD Shares issuable in lieu of any fractional PubliCARD Shares issuable pursuant to this Agreement in accordance with this Agreement, Sellers will acquire such Merger
Consideration or such additional PubliCARD Shares free and clear of all Encumbrances.

                          (b)   Except as set forth on Schedule 8.2, as of
December 31, 1998 PubliCARD has not issued and is not a party to any outstanding subscriptions, options, rights, warrants, convertible securities or other agreements (other than this Agreement) or any calls, demands or commitments of any kind relating to the issuance, sale or transfer of any capital stock of PubliCARD.

                  8.3 Authority Relative to Agreement; Compliance with Other Instruments; Absence of Conflict. Each of PubliCARD and Acquisition
Sub has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each agreement, document or instrument to which it is a party and required to be delivered by it hereby or in connection herewith (collectively, the "PubliCARD Documents"). The execution, delivery and performance by PubliCARD and Acquisition Sub of each of the PubliCARD Documents to which it is a party, and the consummation by PubliCARD and Acquisition Sub of the Contemplated Transactions to which it is a party, have been duly authorized by all necessary corporate action on the part of PubliCARD and
 Acquisition Sub and (a) do not require the consent, waiver, approval, permit, license or authorization of, or any declaration or filing with, any Governmental Body or other Person (other than the filing of the Certificates of Merger referred to in Section 3.2), (b) do not violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to PubliCARD or Acquisition Sub, (c) do not violate, conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or provide the basis of termination of, or cause the acceleration of the performance required by, or result in the creation of any Encumbrance upon any of the properties or assets of PubliCARD or Acquisition Sub under, any material agreement, commitment or instrument to which PubliCARD or Acquisition Sub is a party or by which any of its assets or properties may be bound and (d) do not violate or conflict with any provision of the articles or certificate of incorporation or bylaws of PubliCARD or Acquisition Sub.

                  8.4 Binding Agreement. This Agreement has been, and each other PubliCARD Document (to which it is a party) when executed and delivered in accordance with this Agreement will be, duly executed and delivered by PubliCARD and Acquisition Sub. This Agreement constitutes, and each such other PubliCARD Document when executed and delivered in accordance with this Agreement will constitute, legal and valid obligations of PubliCARD and Acquisition Sub enforceable against each of them in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally, and general equitable principles.

             8.5 Litigation. There is no legal, administrative, arbitral or other proceeding by or before any Governmental Body pending or, to the knowledge of PubliCARD, threatened against PubliCARD or Acquisition Sub, nor to the knowledge of PubliCARD is there any pending investigation by any Governmental Body, which would give any third party the right to enjoin or rescind the Contemplated Transactions or otherwise prevent PubliCARD or Acquisition Sub from complying with the terms and provisions of this Agreement.

             8.6 No Brokers or Finders. Except as set forth on Schedule 8.6, neither PubliCARD, Acquisition Sub nor any of their officers, directors or employees have employed any broker or finder or incurred any liability for any brokerage or finder's fee or commissions or similar payment in connection with any of the Contemplated Transactions.

             8.7     Reports.  PubliCARD has furnished to the Company a
true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filings filed with the Securities and Exchange Commission by PubliCARD since December 31, 1997, and, prior to the Closing Date PubliCARD will have furnished the Company with true and complete copies of any additional statements, reports and documents filed with the Securities and Exchange Commission by PubliCARD prior to the Closing Date
(collectively, the "PubliCARD SEC Documents").  All  documents required to be filed as exhibits to the PubliCARD SEC Documents have been filed.
The PubliCARD SEC Documents include all statements, reports and documents required to be filed by PubliCARD pursuant to  the Exchange
Act and the Securities Act. As of their respective filing dates, the PubliCARD SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable, and none of the PubliCARD SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent any such untrue statement or omission has been corrected by a subsequently filed PubliCARD SEC Document filed prior to  the date hereof.  The financial statements of PubliCARD and its Subsidiaries,
including the notes thereto,   included in the PubliCARD SEC Documents
(the "PubliCARD Financial Statements"), complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Securities and Exchange
Commission with respect thereto as of their respective dates (except as
may be indicated in the notes thereto).  The   PubliCARD Financial
Statements fairly present the consolidated financial condition, operating results and cash flows of PubliCARD and its Subsidiaries at the dates and during the periods indicated therein in accordance with GAAP (subject, in the case of unaudited statements, to normal recurring year-end adjustments and the absence of notes).

             8.8 Disclosure. No representation or warranty of PubliCARD in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading.

             8.9 Knowledge Defined. As used in this Section 8, "knowledge of PubliCARD" means the actual knowledge, after reasonable investigation, of James J. Weis and Antonio L. DeLise.

     9.   FURTHER AGREEMENTS OF THE PARTIES.

             9.1 Expenses. PubliCARD, the Company and Sellers shall bear their own respective expenses incurred in connection with all obligations required to be performed by each of them under this Agreement.

             9.2     Access Prior to the Closing.

                          (a)   Between the date of this Agreement and the
Closing Date, Sellers shall, and shall cause the Company to, (i) give PubliCARD and its authorized representatives access, during normal business hours upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of its business, to all properties, personnel, facilities and offices of the Company and to the books and records of the Company, (ii) permit PubliCARD to make inspections thereof, (iii) cause its officers and employees to furnish PubliCARD with such financial information and operating data and other information with respect to the business and properties of the Company other proprietary formulations and processes, and to discuss with PubliCARD and its authorized representatives the affairs of the Company, all as PubliCARD may from time to time reasonably request for the purposes of this Agreement during normal business hours and with reasonable notice to Sellers and the Company.

                          (b)   Between the date of this Agreement and the
Closing Date, PubliCARD shall cause its officers and employees to furnish Sellers with such financial information and operating data and other information with respect to the business and properties of PubliCARD (other than proprietary formulations and processes and other confidential information), and to discuss with Sellers and their authorized representatives the affairs of PubliCARD, all as Sellers may from time to time reasonably request for the purposes of making an investment decision with respect to the PubliCARD Shares to be issued as Merger
Consideration.

                         (c)  Between the date of this Agreement and the Closing
Date, PubliCARD, on the one hand, and Sellers and the Company, on the other hand, shall hold and shall cause its officers, directors, employees, representatives, consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, this Agreement, the Contemplated Transactions and all documents and information furnished to PubliCARD by Sellers or the Company or their respective representatives or furnished to Sellers by PubliCARD or its representatives, as the case may be, in connection with the Contemplated Transactions and will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors and other consultants, agents and advisors in connection with the consummation of the Contemplated
Transactions. If the Closing does not occur (i) such confidence shall be maintained by each such party, and each party shall cause such other persons to maintain such confidence, except to the extent such information comes into the public domain through no fault of such party or any Person to whom such party released or disclosed such information and (ii) (A) upon the request of the Company or Sellers, PubliCARD shall promptly return to the Company or Sellers, as the case may be, any written materials it has received from Sellers, the Company or their respective representatives, together with all copies thereof and (B) upon the request of PubliCARD, each Seller and the Company shall promptly return to PubliCARD any written materials it has received from PubliCARD or its representatives, together with allcopies thereof.

             9.3 Public Disclosure or Communications. Between the date of this Agreement and the Closing Date, except to the extent required by law, (a) neither PubliCARD, on the one hand, nor Sellers or the Company, on the other hand, shall issue any press release or public announcement of any kind concerning the Contemplated Transactions without the prior consent of the other, and in the event any such public announcement, release or disclosure is required by law, the parties will consult prior to the making thereof and use their commercially reasonable (b) PubliCARD shall not, and shall not permit its representatives, consultants and agents to, communicate with customers, suppliers or employees of the Company with respect to the Contemplated Transactions or the business of the Company without the prior consent of the Company; and (c) PubliCARD shall not communicate with any government official with respect to the Company or
 Sellers or the Contemplated Transactions without the prior consent of the Company.

             9.4 Conduct of Business of the Company. Except as contemplated by this Agreement, between the date of this Agreement and the Effective Time, the Company shall (and shall cause its Subsidiaries to) conduct its business in the ordinary course and use its commercially reasonable efforts to preserve substantially intact its business organization, keep available the services of its present officers and employees and preserve in all material respects its present business relationships and goodwill. In addition, except as otherwise expressly provided in this Agreement, between the date of this Agreement and the Effective Time, neither the Company nor any Subsidiary shall:

                   (a) amend its articles or certificate of incorporation or by-laws;

                   (b) issue, sell or otherwise dispose of any of its capital stock, or create or suffer to be created any Encumbrance thereon, or reclassify, split up or otherwise change any of its capital stock, or grant or enter into any options, covenants or calls or other rights to purchase or convert any obligation into any of its capital stock, except for the issuance of stock options to newly- hired employees of the Company in the ordinary course of business consistent with past practice, provided that the Company shall notify PubliCARD prior to any such issuances;

                   (c) organize any Subsidiary or acquire any capital stock of any Person or any equity or ownership interest in any business, except that the Company may repurchase shares of capital stock of the Company or any rights, warrants or options to acquire such shares from employees of the Company following their termination, provided that the terms of their existing stock option agreements or other agreements require the Company to make such repurchases, all of which requirements are disclosed on Schedule 6.2(c);

                    (d) incur or guarantee any indebtedness for borrowed money in the individual amount of more than $25,000, or in the aggregate amount of more than $50,000, except in the ordinary course of business, for leases entered into in the ordinary course of business or to the extent required to obtain performance  bonds;

                    (e)   pay, discharge or satisfy any claim,
 liability or obligation in excess of $25,000 (whether fixed or contingent), other than in the ordinary course of business; provided, however, that the Company may, prior to the Closing Date, apply all or any portion of its cash and cash equivalents to pay down any indebtedness;

                     (f) make or grant any increases insalaries, bonuses or other remuneration to employees of the Company;

                     (g) sell, assign, transfer, convey, lease, pledge, encumber or otherwise dispose of or agree to sell, assign, transfer, convey, lease, pledge, encumber or otherwise dispose of any portion of its assets or properties, or any other right, except in the ordinary course of business;

                     (h) enter into any agreement or commitment having a term in excess of one year, except in the ordinary course of business consistent with past practice;

                     (i) cancel any debts or affirmatively waive any claims or rights of substantial value, except for cancellations made or waivers granted in the ordinary course of business, which, in the aggregate, are not material;
                     (j) declare or pay any dividend or make any other payment or distribution in respect of its capital stock;

                     (k) make capital expenditures which exceed by more than $25,000 in the aggregate the existing capital expenditure commitments disclosed on Schedule 6.19 and other existing capital expenditure commitments not required to be disclosed thereon; or

                     (l) in any other manner, modify, change or otherwise alter the fundamental nature of the business of the Company as presently conducted.

             9.5 No Negotiation. Until the Closing or such earlier time, if any, as this Agreement is terminated pursuant to Section 13, Sellers will not, and will cause the Company and its Subsidiaries not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than PubliCARD) relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business) of the Company or any Subsidiary, or any of the capital stock of the Company or any Subsidiary, or any merger, consolidation, business combination, or similar transaction involving the Company or any Subsidiary.

             9.6 Regulatory Matters. In addition to any filings required by the HSR Act, Sellers, PubliCARD and the Company shall (a) file with applicable Governmental Bodies the applications and related documents required to be filed by them (and use commercially reasonable efforts to prosecute diligently any related proceedings) in orderto consummate the Contemplated Transactions and (b) cooperate with the other as may reasonably be requested in connection with the foregoing.

             9.7     Payment of Certain Indebtedness.    At the Closing,
 PubliCARD shall pay by wire transfer of immediately available funds $791,746.84 to an escrow account established pursuant to an escrow agreement attached as Exhibit H, such funds to be distributed by the escrow agent in accordance with the Escrow Agreement (i) to the
 Company upon the Effective Time for purposes satisfying the obligations of the Company set forth on Schedule 9.7(a) (such advances to be deemed to be intercompany loans from PubliCARD to the Company) or (ii) to PubliCARD in the event that the Effective Time has not occurred on or prior to 5:00 p.m. on March 12, 1999. If such funds are distributed to PubliCARD in accordance with clause (ii) of the preceding sentence,
 PubliCARD covenants and agrees to pay such funds over to   the Company
immediately upon the Effective Time. The parties agree to give notices to the escrow agent consistent with this Section 9.8(b).

               (a) At the Closing, PubliCARD shall pay by wire transfer of immediately available funds $200,000 to the Company for purposes of satisfying the obligations of the Company to the vendors and in the amounts set forth on Schedule 9.7(b). The Company shall cause such amounts to be paid to such vendors immediately following the Closing
(upon the Effective Time, such advances to be deemed to be intercompany loans from PubliCARD to the Company). In connection therewith, at the Closing, the Company shall execute and deliver a promissory note to the order of PubliCARD in the principal amount of $200,000. Such promissory note shall be payable on demand of PubliCARD at any time on or after March 12, 1998 in the event that the Effective Time has not occurred by 5:00 p.m. on such date.

             9.8     Benefits Matters.    After the Closing Date, employees
 of the Company shall be eligible to participate in the PubliCARD, Inc. 1993 Long Term Incentive Plan at the discretion of PubliCARD's compensation committee. After the Closing Date, employees of the Company shall be eligible to participate in PubliCARD's 401(k) Plan.

                       (a) From and after the Closing Date, PubliCARD shall cause the Company to use its best efforts to (and PubliCARD shall use its best efforts to) provide health insurance under a group plan for Mr. B. K. Marya and his wife and dependents on terms and conditions (including the scope and limits of coverage and applicable deductibles) which in the aggregate are substantially equivalent to those under the Company's health insurance policy currently in effect for a period of ten (10) years from the Closing Date. For purposes of the foregoing, "best efforts" shall include, without limitation, to the extent necessary or expedient, hiring
Mr. Marya or his spouse as an employee of PubliCARD or any Subsidiary thereof. Notwithstanding the foregoing, (i) during the period from the Closing Date through the fifth (5th) anniversary of the Closing Date, the maximum cost that the Company shall be required to incur in connection with providing such insurance coverage shall be $750 per month, with any excess above such amount being paid by Mr. Marya and/or his spouse and dependents, (ii) during the period from the fifth (5th) anniversary of the Closing Date through the tenth (10th) anniversary of the Closing Date the entire cost of providing such health insurance shall be borne by Mr. Marya and/or his spouse and dependents and (iii) in no event shall PubliCARD or any Subsidiary thereof be required to self-insure.

             9.9 Technology Committee. Promptly after the Closing Date, PubliCARD shall appoint Donald Witmer to its Technology Committee.

             9.10 S-8 Registration. Within 90 days after the Closing Date, PubliCARD shall file one or more registration statements on Form S-8 (or any successor form) under the Securities Act relating to the PubliCARD Shares issuable upon the exercise of PubliCARD Employee
Options.

             9.11 Distributions. Since December 24, 1998 the Company has not, and from and after the date hereof, without the prior written consent of PubliCARD, the Company shall not declare or pay any dividends or distributions, whether in cash, securities or other property, in respect of any of its capital stock.

     10.  TRANSFER RESTRICTIONS.

             10.1    Transfer Restrictions on PubliCARD Shares.

                       (a) Transfer Restrictions. ThePubliCARD Shares to be received by Sellers pursuant to this Agreement (such shares collectively, the "Restricted PubliCARD Securities") shall be transferable only if sold pursuant to a registration statement under the Securities Act and any applicable state securities or blue sky laws, or pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities or blue sky laws.

                       (b) Legend. Each certificate representing the Restricted PubliCARD Securities shall bear a legend in substantially the following form:


       "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities or blue sky laws of any state, and may not be sold, or otherwise transferred, in the absence of such registration or an exemption therefrom under such Act and under any such applicable state laws."

Each certificate representing such Restricted PubliCARD Securities shall bear this restrictive legend unless the restrictions on transfer provided for in this Section 10.1 shall have ceased and terminated as to such Restricted PubliCARD Securities.


                        (c) Termination of Restrictions. The restrictions imposed by this Section 10.1 upon the transferability of the Restricted PubliCARD Securities shall cease and terminate as to any particular Restricted PubliCARD Securities and any securities issued in exchange therefor or upon transfer thereof when, in the opinion of counsel reasonably acceptable to PubliCARD, such restrictions are no longer required in order to assure compliance with the Securities Act, or when such Restricted PubliCARD Securities have been registered under the Securities Act. Whenever any of such restrictions shall cease and terminate as to any Restricted PubliCARD Securities, the holder thereof shall be entitled to receive from PubliCARD, without expense, new certificates not bearing the legend set forth in Section 10.1(b).

     11.  REGISTRATION RIGHTS.

                  11.1    Intentionally Omitted.

                  11.2    Incidental Registration.

                        (a) If at any time after the Closing Date PubliCARD proposes to register any equity securities under the Securities Act for sale to the public (other than pursuant to a registration statement on Form S-4 or Form S-8 (or any successor forms) or any other forms not available for registering Registrable PubliCARDShares for sale to the public),either for PubliCARD's account or for the account of others, PubliCARDshall, not less than 30 nor more than 90 days prior to the proposeddate of filing of a registration statement under the Securities Act, give written notice to all Holders of its intention to do so. Upon the written request of any Holder
given within 20 days after transmittal by   PubliCARD of such notice,
PubliCARD will use its best efforts to cause the Registrable PubliCARD Shares requested to be registered to be so registered under the Securities Act. A request pursuant to this Section 11.2(a) shall state the number of Registrable PubliCARD Shares requested to be registered and the intended method of disposition thereof. The rights granted in this Section 11.2(a) shall apply in each case where PubliCARD proposes to register equity securities regardless of whether such rights may have been exercised previously.

                        (b)   Nothing in this Agreement shall be
deemed to require PubliCARD to proceed with any registration of its securities pursuant to Section 11.2 after giving the notice provided in
Section 11.2(a).

             11.2A            Shelf Registration.  Subject to
Section 11.3(b), not later than July 8, 1999 (the "Registration Date"), PubliCARD shall prepare and file with the Securities and Exchange Commission a registration statement for the offering on a continuous or delayed basis in the future of up to 100% of the Registrable PubliCARD Shares outstanding as of the date prior to the date of filing with the Securities and Exchange Commission in accordance with the methods of distribution in such registration statement and Rule 415 under the Securities Act (the "Shelf Registration Statement") and shall use its best efforts to have the Shelf Registration Statement declared effective as promptly as practicable. The Shelf Registration Statement and any form of prospectus included therein or prospectus supplement relating thereto shall reflect such plan of distribution or method of sale as Holders may from time to time notify PubliCARD. PubliCARD shall use its best efforts to keep the Shelf Registration Statement continuously effective for the period beginning on the date on which the Shelf Registration Statement is declared effective and ending on the first to occur of (a) the first date that all such Registrable PubliCARD Shares have been sold (whether pursuant to the Shelf Registration Statement, under Rule 144 promulgated under the Securities Act or otherwise) or
(b) the delivery to PubliCARD of a written opinion from counsel to PubliCARD reasonably acceptable to PubliCARD and the Holders to the effect that the Registrable PubliCARD Shares covered by the Shelf Registration Statement may be sold without registration under the Securities Act or applicable state law and without restriction as to the volume and timing of such sales. During the period during which the Shelf Registration Statement must be kept effective, PubliCARD shall supplement or make amendments to the Shelf Registration Statement, if required by the Securities Act, or if reasonably requested by a Holder or an underwriter of Registrable PubliCARD Shares, to reflect any specific plan of distribution or method of sale, and shall use its best efforts to have such supplements and amendments declared effective, if required, as soon as practicable after filing thereof with the Securities and Exchange Commission.

                  11.3    Limitations on Registration Requirement.   Each Holder
agrees, if so requested by PubliCARD, not to effect any sale of PubliCARD
Shares pursuant to the Shelf Registration Statement for any period deemed necessary (a) by PubliCARD or any underwriter in connection with the offering of PubliCARD Shares pursuant to an underwritten offering pursuant to demand registration rights granted to any Person or the offering of PubliCARD Shares by PubliCARD for its own account or (b) by PubliCARD in connection with any proposal or plan by PubliCARD to engage in any financing or material acquisition or disposition by PubliCARD or any Subsidiary thereof of the capital stock or a substantial portion of the assets of any other Person, any tender offer or any merger, consolidation, corporate reorganization or restructuring or other similar transaction material to PubliCARD and its Subsidiaries taken as a whole.
Any period within the effective period of the Shelf Registration Statement during which PubliCARD fails to keep the Shelf Registration Statement effective and usable for resales of Registrable PubliCARD Shares is hereafter referred to as a "Suspension Period." A Suspension Period shall commence on and include the date on which PubliCARD provides notice to the Holders that the Shelf Registration Statement is no longer effective or that the prospectus included in the Shelf Registration Statement is no longer usable for resales of PubliCARD Shares and shall end on the date when each holder of Registrable PubliCARD Shares covered by the Shelf Registration Statement either receives the copies of the supplemented or amended prospectus contemplated by Section 11.4(h) or is advised in writing by PubliCARD that use of the prospectus may be resumed. If one or more Suspension Periods occur, the effective period of the Shelf Registration Statement shall be extended by a period which is not less than the aggregate number of days included in all Suspension Periods.
Suspension Periods shall not exceed 120 days within any 12-month period.

                   (a) Notwithstanding the foregoing, the event that on or prior to the Registration Date the Company proposes to effect a public
offering  pursuant to a  registration to which   the provisions of Section
11.2 apply and, in connection with such offering, each Seller is provided the opportunity to sell in such offering at least 50% of the
 PubliCARD Shares received in connection with the Merger, then (i) the Registration Date shall be postponed until January 8, 2000 and (ii) in connection with such offering, such Seller shall execute an underwriter's lock-up letter in the same form and for the same period as that executed by
 PubliCARD's management in connection with such offering; provided, that if such offering is not consummated, the Registration Date shall revert back to July 8, 1999.

                  11.4 Registration Procedures. If and whenever PubliCARD is required by the provisions of this Section 11 to use its best efforts to effect the registration of any securities under the Securities Act, PubliCARD will within the time periods provided herein:

                       (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of time required for the disposition of such securities by the holders thereof;

                       (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of and the date which is 90 days after the date of initial effectiveness of such registration statement (or, with respect to the Shelf Registration Statement, until such time as specified in Section 11.2A);

                        (c) furnish to each seller and to each duly authorized underwriter of each seller such number of authorized copies of a prospectus, including copies of a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such seller or underwriter may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such seller;

                       (d) use its best efforts to register or qualify the securities covered by such registration statement under such securities or blue sky laws of such jurisdictions as each seller shall request, and do any and all other acts and things which may be necessary under such securities or blue sky laws to enable such seller to consummate the public sale or other disposition in such jurisdictions of the securities to be sold by such seller, except that PubliCARD shall not for any such purpose be required to qualify to do business in any jurisdiction wherein it is not qualified or to file any general consent to service of process in any such jurisdiction;

                       (e) with respect to any underwritten offering, use commercially reasonable efforts to furnish, at the request of any seller, to the underwriters, on the date that such seller's securities are delivered to the underwriters for sale pursuant to such registration, (i) an opinion of the independent counsel representing PubliCARD for the purposes of such registration addressed to such underwriters, in such form and content as the underwriters may reasonably request and are customary for transactions of this type, and (ii) a letter fromthe independent certified public accountants of PubliCARD addressed to the underwriters stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of PubliCARD included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and covering such other matters as are customarily covered in accountant's "comfort" letters;

                      (f) with respect to any underwritten offering, enter into and perform its obligations under an underwriting agreement in customary form for a transaction of this type;

                      (g) provide and cause to be maintained a transfer agent and registrar for all Registrable PubliCARD Shares covered by such registration statement from and after a date not later than the effective date of such registration statement;

                      (h)  notify each Holder of Registrable PubliCARD
Shares included in such registration statement, at any time when a prospectus or any prospectus supplement relating thereto covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of such Holders, properly prepare and furnish to such Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

                        (i) use its best efforts to list all Registrable PubliCARD Shares covered by such registration statement on any securities exchange on which the PubliCARD Shares are then listed;
and

                        (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange
Commission, and make available to its security holders, as soon as reasonably practicable, but not later than 18 months after the effective date of the registration statement, an earnings statement covering the period of at least 12 months beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

                  11.5 Expenses. All expenses incurred in effecting the registrations provided for in this Section 11 (excluding underwriters'
discounts and commissions, which shall be borne pro rata by those Holders for whom Registrable PubliCARD Shares are being registered and fees of counsel to Holders which shall be borne by such Holders), including without limitation all registration and filing fees (including all expenses incident to filing with the Nasdaq Stock Market or any securities exchange), printing expenses, fees and disbursements of counsel for PubliCARD, fees of PubliCARD's independent auditors and accountants, expenses of any audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 11.4(d), shall be paid by PubliCARD.

                  11.6    Marketing Restrictions.

                       (a) If (i) any Holder(s) wish(es) to register any Registrable PubliCARD Shares in a registration made pursuant to Section 11.2A, (ii) the offering proposed to be made by such Holder or Holders is to be an underwritten public offering, (iii) PubliCARD or one or more holders of securities other than Registrable PubliCARD Shares to whom PubliCARD has granted registration rights wish to register securities in such registration and (iv) the managing underwriters of such public offering furnish a written opinion that the total amount of securities to be included in such offering would exceed the maximum amount of securities
(as specified in such opinion) which can be marketed such offering at a price which such Holders are prepared to sell and without materially and adversely affecting such offering, then the rights of Holders, PubliCARD and the holders of other securities with registration rights to in such offering shall be in the following order of priority:

                                   First:  The Holders having the right
     to include such securities in such registration shall be entitled to participate in proportion to the number of Registrable
     PubliCARD Shares requested to be registered by each such Holder;
     and then

                                   Second:  PubliCARD and all holders
     of securities other than Registrable PubliCARD Shares having the right to include such securities in such registration shall be entitled to participate pro rata among themselves in accordance with the number of securities requested to be registered by PubliCARD and each such holder.

                         (b)   If (i) any Holder requests registration of
Registrable PubliCARD Shares under Section 11.2, (ii) the offering proposed to be made is to be an underwritten public offering and (iii) the managing underwriters of such public offering furnish a written opinion that the total amount of securities to be included in such offering would exceed the maximum amount of securities (as specified in such opinion) which can be marketed at a price reasonably related to the then current market value of such securities and without materially and adversely affecting such offering, then the rights of PubliCARD, Holders and holders of other securities having the right to include such securities in such registration to participate in such offering shall be in the following order of priority:

                                   First:  PubliCARD and all holders of
     securities other than Registrable PubliCARD Shares having the right to request such registration pursuant to a demand right (or otherwise initiate such registration) shall be entitled to participate in accordance with the number of securities requested to be registered by PubliCARD and each such holder and in accordance with the registration rights of each such holder; and then

                                   Second: All other holders of
     securities, including Holders of Registrable PubliCARD Shares, having the right to include such securities in such registration shall be entitled to participate pro rata among themselves in accordance with the number of securities requested to be registered by each such holder;

and no securities (issued or unissued) other than those registered and included in the underwritten offering shall be offered for sale or other disposition by Holders in a transaction which would require registration under the Securities Act until the expiration of 180 days after the effective date of the registration statement in which Registrable PubliCARD Shares were included pursuant to Section 11.2 or such shorter period as may be acceptable to PubliCARD.

                  11.7 Time Limitations; Termination of Rights. Notwithstanding anything contained in this Section 11, the rights to registration under this Section 11 shall terminate as to any particular Registrable PubliCARD Shares when (i) such Registrable PubliCARD
Shares shall have been effectively registered under the Securities Act and sold by the holder thereof in accordance with such registration, (ii) such Registrable PubliCARD Shares shall have been sold in compliance with Rule 144 promulgated under the Securities Act or otherwise in a public transaction or (iii) written opinions from counsel reasonably acceptable to PubliCARD and the holder of such Registrable PubliCARD Shares, to the effect that such Registrable PubliCARD Shares may be sold without registration under the Securities Act or applicable state law and without restriction as to the volume and timing of such sales, shall have been received from either counsel to PubliCARD or counsel tothe holders thereof.

                  11.8 Compliance with Rule 144. At all times during which this Agreement is effective, PubliCARD shall file with the Securities and Exchange Commission, in a timely manner, all reports and other documents required to be filed by PubliCARD with the Securities and Exchange Commission pursuant to the Exchange Act.

                  11.9 Indemnification by PubliCARD. In the event of any registration under the Securities Act of any Registrable PubliCARD Shares pursuant to this Section 11, PubliCARD hereby agrees to execute an agreement with any underwriter participating in the offering thereof containing such underwriter's standard representations, indemnification and contribution provisions and to indemnify and hold harmless each Holder disposing of Registrable PubliCARD Shares, each Person, if any, who controls such Holder within the meaning of the Securities Act and each other Person (including each underwriter and each Person who controls such underwriter) who participates in the offering of
 Registrable PubliCARD Shares, against any losses, claims, damages or liabilities to which such Holder, controlling Person or participating Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which the Registrable PubliCARD Shares are registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Holder, controlling Person and participating Person for any legal or other expenses reasonably incurred in connection with investigating, preparing or defending any such loss, claim, damage, liability or proceeding; provided, however, that PubliCARD will not be liable in any case to any such Holder, controlling
Person or participating Person to the extent that any loss, claim, damage or liability results from any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary or final prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to PubliCARD by such Holder or any other Person who participates as an underwriter in the offering or sale of such securities, specifically for use in the preparation thereof; provided, further, however, that the indemnity set forth in this
Section 11.9 shall not inure to the benefit of any such Holder, controlling Person or participating Person on account of any loss, claim, damage or liability arising from the sale of Registrable PubliCARD Shares to any Person by a Holder or participating Person if such Holder or participating Person failed to deliver a copy of such preliminary prospectus or final prospectus (as then amended or supplemented) to that person within the time required by applicable securities laws and the untrue statement or alleged untrue statement of any material fact or omission or alleged omission to state a material fact in a prospectus was corrected in the preliminary or final prospectus or amended or supplemented prospectus which the Holder or participating Person failed to deliver, unless such failure of delivery resulted from PubliCARD's failure to deliver to the Holders and participating Persons such corrected prospectus in the requisite quantity and on a timely basis to permit proper delivery thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder disposing of Registrable PubliCARD Shares or any such underwriter or controlling Person and shall survive the transfer of such securities by such Holder and the expiration or termination of the registration rights granted under this Section 11 pursuant to Section 11.7.

                  11.10   Indemnification by Holder.

                        (a)  As a condition of PubliCARD's obligation under
this Section 11 to effect any registration under the Securities Act, there shall be delivered to PubliCARD an agreement or agreements duly executed by each  Holder for whom Registrable PubliCARD Shares are to be so registered, whereby such Holder  agrees to indemnify, severally and not jointly, and hold harmless (in the same manner as set forth in Section
11.9 above) PubliCARD, each  person referred to in clause (1), (2) or (3) of
Section 11(a) of the Securities Act in respect of the registration statement and each other person, if any, who controls PubliCARD within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which PubliCARD or such controlling Person may become subject under the Securities Act or otherwise, insofar  as such losses,
claims, damages or   liabilities (or proceedings thereof)  arise out of or are
based upon any   untrue statement or alleged untrue  statement of any
material fact contained in the registration statement under which the Registrable PubliCARD Shares are to be registered under the Securities
 Act, in any preliminary prospectus or final prospectus contained therein or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which, in each case, is made in or  omitted from the registration statement, preliminary or final prospectus or amendment or supplement in reliance upon and in conformity with information furnished in writing to PubliCARD by such Holder specifically for use in the preparation thereof; provided, however, that the liability of a Holder for
indemnification under   this Section 11.10 shall not exceed  the net
proceeds from the offering received by such Holder. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of PubliCARD or any person indemnified by virtue of this
Section 11.10 and shall survive the transfer of such securities by such Holder and the expiration or termination of the registration rights granted under this Section 11 pursuant to Section 11.7.

                      (b) At the request of the managing underwriter in connection with any underwritten offering of PubliCARD's securities, each Holder for whom Registrable PubliCARD Shares are being registered shall enter into an indemnity agreement in customary form with such underwriter.

                  11.11   Contribution.  If the indemnification provided for in
Section 11.9 or 11.10 from the indemnifying party is unavailable to an indemnified party hereunder, or is insufficient to hold harmless an indemnified party, in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission; provided, that in no even shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

             The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 11.11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

                  11.12 Notification of and Participation in Actions. The procedures described in Sections 12.3 and 12.4 shall apply to any claim covered by this Section 11. All indemnification obligations of the parties hereto shall survive any termination of the registration rights granted under this Section 11 pursuant to Section 11.7.

                  11.13   Underwriting Requirements.

                              (a)  In the event of an underwritten
 offering of PubliCARD's securities, each Holder for whom Registrable PubliCARD Shares are being registered pursuant to Section 11.2 or Section 11.2A shall, as a condition to inclusion of such Registrable PubliCARD Shares in such registration, execute and deliver to the underwriter(s) an underwriting agreement in customary form. The underwriter(s) shall be selected(i) by the Holders requesting registration of Registrable PubliCARD Shares, in the case of a registration pursuant toSection 11.2A (which underwriters shall be acceptable to PubliCARD) or (ii) by PubliCARD, in the case of a registration pursuant to Section 11.2.

                        (b) At the request of the managingunderwriter in connection with any underwritten offering of PubliCARD's securities, the Holders for whom Registrable PubliCARD Shares are being registered shall enter into customary "lock-up" agreements.

             11.14 Furnish Information. It shall be a condition precedent to the obligations of PubliCARD to take any action pursuant to Section 11 that Holders requesting registration of Registrable PubliCARD Shares furnish to PubliCARD such information regarding them, the Registrable PubliCARD Shares held by them and the intended method of disposition of such securities as PubliCARD shall reasonably request and as shall be required in connection with the action to be taken by PubliCARD.

             11.15 Permitted Transfers. The registration rights granted to Sellers (other than Employee Sellers) under this Section 11 may only be transferred to a transferee who acquires Registrable PubliCARD Shares from any Seller (other than an Employee Seller), is a permitted transferee under
Section 10 and is either (i) the spouse or member of the immediate family of a Seller (other than an Employee Seller); (ii) a trust for the benefit of a Seller (other than an Employee Seller) or any member of such Seller's immediate family; or (iii) a corporation, partnership or other entity the only owners of which are one or more Sellers (other than Employee Sellers) and members of their immediate families; provided that any transferring Seller gives written notice at the time of such transfer to PubliCARD stating the name and address of the transferee and identifying the Registrable PubliCARD Shares so transferred, accompanied by a signature page to this Agreement pursuant to which such transferee agrees to be bound by the terms and conditions of this Section 11.

     12.  INDEMNIFICATION AND RELATED MATTERS; SELLERS' RELEASE; TAX MATTERS.



                  12.1    Indemnification.

                   (a)    Indemnification by Sellers.

                           (i)Each of the Sellers shall jointly and severally
indemnify and hold harmless PubliCARD and its agents, representatives, employees, officers, directors, stockholders, controlling persons and Affiliates (collectively, the "PubliCARD Indemnitees"), and shall reimburse the PubliCARD Indemnitees, for any loss, liability, claim, damage or expense (including, but not limited to, costs of investigation and defense and reasonable attorneys' fees), whether or not involving a third-party claim (collectively, "Damages"), arising from or in connection with (A) any inaccuracy in any of the representations and warranties of the Company or any Seller in this Agreement or in any certificate or other document required to be delivered by any Seller or the Company pursuant to this Agreement, (B) any failure of the Company or any Seller to perform or comply with any agreement to be performed or complied with by it in this Agreement, (C) any claim by any Person for brokerage or finder's fees or similar payments in connection with any of the Contemplated
Transactions as the result of brokers, finders or investment bankers retained by any Seller or the Company, (D) PubliCARD's enforcement of the indemnification provisions contained herein or (E) any matter disclosed on Schedule 6.9(d).

                      (ii) Each Seller shall jointly andseverally indemnify, defend, protect, reimburse and hold harmless PubliCARD, the other
PubliCARD  Indemnitees and the Company for or from any Damages
(including, without limitation, reasonable contractors' and consultants' fees) relating to any portion of the Facilities or to any other property incurred by, imposed upon, or commenced orasserted against any PubliCARDIndemnitee or the Company at any time, resulting in whole or in part from, or related in any way to, (x) the Release on or prior to the Closing Date of a Hazardous Substance at or on the Facilities or by the Company elsewhere, (y) any condition existing at or on the Facilities on or prior to the Closing Date that at any time gives rise to a liability under an
 Environmental Law or (z) a violation of an Environmental Law by the Company on or prior to the Closing Date.

                     (iii) Each Seller may satisfy itsliability under this
Section 12.1(a) by delivering to PubliCARD that number of PubliCARD
Shares received by such Seller to such indemnification payment date pursuant to this Agreement having an aggregate Fair Market Value on the date of delivery to PubliCARD pursuant to this Section 12.1(a)(iii) equal to such Seller's liability.

                     (iv) Notwithstanding anything to the contrary contained in this Agreement, the indemnifying Sellers shall have no liability to PubliCARD under Section 12.1(a)(i)(A), (B) or (E),
Section 12.1(a)(ii) or Section 12.6(c) until the aggregate amount of all Damages under such Sections exceeds $50,000 and then only for all such Damages in excess of such amount.

              (b) Indemnification by PubliCARD. PubliCARD shall indemnify and hold harmless the Sellers (the "Seller Indemnitees"), and shall reimburse the Seller Indemnitees, for any Damages arising from or in connection with
(i) any inaccuracy in any of the representations and warranties of PubliCARD in this Agreement or in any certificate or other document required to be delivered by PubliCARD pursuant to this Agreement, (ii) any failure by PubliCARD or Acquisition Sub to perform or comply with any agreement to be performed or complied with by it in this Agreement, (iii) any claim by any Person for brokerage or finder's fees or similar payments in connection with any of the Contemplated Transactions as the result of brokers, finders or investment bankers retained by PubliCARD, or (iv) the Seller Indemnitees' enforcement of the indemnification provisions contained herein. Notwithstanding anything to the contrary contained in this Agreement, PubliCARD shall have no liability under clause (i) or (ii) of this Section 12.1(b) until the aggregate amount of all Damages under such clauses exceeds $50,000 and then only for all such Damages in excess of such amount.

                  12.2 Survival of Representations and Warranties. The representations and warranties of the Company, Sellers and PubliCARD contained in this Agreement shall survive the Closing; provided, that a party shall have no liability (for indemnification or otherwise) for a breach of any representation or warranty or breach of covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before the date that is the 15-month anniversary of the Closing Date such party is given notice (an "Indemnification Claim Notice") asserting a claim with respect thereto and specifying the factual basis of the claim and extent of the Damages in reasonable detail.

Notwithstanding the foregoing, (a) indemnification claims under
Section 12.1(a)(i) for breach of the representations in Section 6.2 or
Section 6.21 and indemnification claims under Section 12.1(a)(ii) shall survive to the extent that an Indemnification Claim Notice is given on or before the 7-year anniversary of the Closing Date, (b) indemnification claims under Section 12.1(a)(i) for breach of the representations in Section 6.14 or 6.17 and indemnification claims under Section 12.6(c) shall survive until the expiration of the statute of limitations, if any, applicable to the underlying claim for which indemnification is sought, (c) indemnification claims under Section 12.1(a)(i) for breach of the representations in Section 7.4 may be made at any time,
(d) indemnification claims made under Section 12.1(a)(i)(B) or 12.1(b)(ii) for covenants or obligations to be performed and complied with after the Closing Date may be made at any time, (e) indemnification claims under Sections 12.1(a)(i)(C) and (D) and 12.1(b)(iii) and (iv) may be made at any time and (f) nothing in this Section 12.2 shall limit or otherwise affect the rights of either party under Section 11. No
Seller may make any claim against the Company or the Surviving
Corporation based on, nor assert as a defense, any representation or warranty of the Company, whether made jointly with such Seller or otherwise. Notwithstanding anything to the contrary in this Agreement, Section 9.8(b) shall survive until the tenth (10th) anniversary of the Closing Date.

                  12.3 Procedure for Indemnification -- Third Party Claims. Promptly after receipt by an indemnified party under Section 12.1(a), 12.1(b) or 12.6(c) or Section 11.9 or 11.10 of oral or written notice of a claim or the commencement of any proceeding against it, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such Section, give written notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense of such action is materially prejudiced thereby. In case any such proceeding shall be brought against an indemnified party and it shall give notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish (unless the indemnifying party is also a party to such proceeding and the indemnified party determines in good faith that joint representation would be inappropriate) to assume the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such ndemnified party under such Section for any fees of other counsel or any other expenses with respect to the defense of such proceeding, in each case, subsequently incurred by such indemnified party in connection with the defense thereof. If an indemnifying party assumes the defense of such proceeding, (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's reasonable consent unless (i) there is no finding or admission of any violation of law or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party and (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its reasonable consent. If notice is given to an indemnifying party of the commencement of any proceeding and it does not, within 15 Business Days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense thereof, the indemnified party against which such proceeding has been commenced will (upon delivering notice to such effect to the indemnifying party) have the right to undertake the defense of, compromise or settle such proceeding and the indemnifying party shall, upon request of the indemnified party, pay to such indemnified party, in accordance with the terms of this
Section 12, the amount of Damages resulting from such proceeding; provided, however, that such proceeding shall not be compromised or settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld, provided, further, that the indemnifying party may withhold consent for any reason if the Damages for which the indemnifying party would be liable under such compromise or settlement are not limited solely to monetary damages. Notwithstanding the foregoing, the indemnifying party's right to object to any proposed compromise or settlement shall be conditioned upon such indemnifying party acknowledging to the indemnified party that such indemnifying party shall be solely responsible (as between the indemnifying party and the indemnified party) for all liabilities and obligations arising out of such proceeding. Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a proceeding may adversely affect it or its Affiliates other than as a result of monetary damages, such indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such proceeding, but the indemnifying party shall not be bound by any determination of a proceeding so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld).

                  12.4 Procedure for Indemnification -- Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by written notice to the party from whom indemnification is sought.

                  12.5 Company's and Sellers' Releases. If the Closing shall occur:

                   (a) Each Seller hereby releases and forever discharges the Company and each of its agents, representatives, employees, officers, directors, stockholders, controlling persons and Affiliates (individually a "Releasee" and collectively, "Releasees") from any and all claims, demands, Proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which each Seller now has, have ever had or may hereafter have against the respective Releasees arising contemporaneously with or prior to the Closing Date or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing Date; provided, however, that nothing contained in this Section 12.5(a) shall operate to release (i) any obligation of the Company disclosed in this Agreement (on a Schedule or otherwise), (ii) any obligations of the Company arising under this Agreement or under any agreement contemplated by this Agreement or (iii) any breach of representations or warranties of the Company under this Agreement;

                  (b) Each of the Company and Sellers (as the case may be) hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee based upon any matter purported to be released under Section 12.5(a), provided that the foregoing shall not prohibit the Company or any Seller from asserting any such claim or commencing any such proceeding with respect to clauses
(i), (ii) and (iii) of the proviso at the end of Section 12.5(a); and

                   (c) In connection with the foregoing release and discharge, each Seller and the Company expressly waives and releases any and all provisions, rights and benefits conferred by 1542 of the California Civil Code which provides:

                    Section 1542. Certain Claims Not Affected by General Release. A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at thevtime of executing the release, which if known by him would have materially affected his settlement with the debtor.

                  12.6    Tax Matters.

                   (a) Sellers and PubliCARD each shall pay fifty percent (50%) of all transfer, documentary, sales, use, registration, stamp, value-added and other similar Taxes (including all applicable real estate transfer taxes), including any penalties, interest and additions to tax, incurred in connection with the Contemplated Transactions other than the issuance of PubliCARD Shares hereunder, with respect to which PubliCARD shall pay such Taxes.

                    (b) PubliCARD shall cause to be prepared and filed any required Tax Returns due to be filed after the Closing Date. PubliCARD shall cause all Tax Returns addressed in this Section 12.6(b) to be prepared in accordance with the methodology used in prior taxable years, except as otherwise required by legal requirements.

                    (c) Sellers will pay, and will indemnify and hold harmless PubliCARD, its Affiliates, the Surviving Corporation and the Company from and against, any Taxes imposed upon the Company or the Surviving Corporation for any taxable period ending on or prior to the Closing Date excluding any such Taxes imposed as a result of any Tax sharing agreement, compromise or settlement entered into by PubliCARD or any Subsidiary thereof after the Closing Date. Unless otherwise provided herein, the Closing Date shall be treated as the last day of a taxable period whether or not any taxable period actually ends on such date.

                     (d) Sellers and PubliCARD shall each provide the other with such assistance as may be reasonably requested (including making employees reasonably available to provide information or testimony) in connection with the preparation of any Tax Return, any Seller Tax Controversies (as defined in Section 12.6(e)), or the determination of liability for Taxes with respect to the Company or the Surviving Corporation, and shall each retain any books and records that could reasonably be expected to be necessary or useful in connection therewith until the expiration of one year after the applicable statute of limitations or the final determination of any tax controversies.

                      (e) PubliCARD shall, in the event that PubliCARD receives written notice of any examination, claim, proposed settlement, proposed adjustment or related matter with respect to any Taxes for which PubliCARD may be indemnified hereunder (the "Seller Tax Controversies"), promptly notify Sellers thereof; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent Sellers shall have been actually prejudiced as a result of such failure. Sellers shall be entitled at their sole discretion and expense to handle, control and compromise or settle the Seller Tax Controversies, and shall reasonably inform PubliCARD of the progress of the Seller Tax Controversies; provided, however, that Sellers shall not settle or compromise any Seller Tax Controversy in a manner that would adversely affect any unindemnified Tax liability of PubliCARD, any of its Affiliates, the Surviving Corporation or the Company without the consent of PubliCARD, such consent not to be with unreasonably.

                (i) Sellers shall, in the event any Seller receives written notice of any examination, claim, proposed settlement, proposed adjustment or related matter with respect to Taxes attributable to the Company or the Surviving Corporation, promptly notify PubliCARD thereof.

                  12.7    Cap on Indemnification Obligations.

                (a) Notwithstanding anything to the contrary in this Agreement, in not event shall any Seller be liable under any circumstances for any amount in excess of such Seller's Liability Allocation (as defined below) multiplied by the lesser of (A) all of the PubliCARD Shares received by all of the Sellers pursuant to this Agreement, if the Sellers choose to deliver shares to PubliCARD pursuant to this Section
12.1 or (B) the Fair Market Value, on the date on which the shares were received by the Sellers, of the PubliCARD Shares received by the Sellers pursuant to this Agreement. The limitations set forth in this
Section 12.7(a) shall not apply to any Seller to the extent of liabilities arising from fraud on the part of such Seller. For purposes hereof, each Seller's "Liability Allocation" shall be (i) 90%, in the case of any Seller other than Donald Witmer and (ii) 10%, in the case of Donald Witmer.

                  (b) Notwithstanding anything to the contrary in this Agreement, in no event shall PubliCARD be liable under any circumstances for any amount in excess of the Fair Market Value on the Closing Date of the aggregate Merger Consideration paid by PubliCARD pursuant to this Agreement. The limitations set forth in this Section 12.7(b) shall not apply to PubliCARD to the extent of liabilities arising from fraud on the part of PubliCARD.

     13.  TERMINATION.

                  13.1 Termination Procedures. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time as follows:

                   (a) by written agreement of PubliCARD, Acquisition Sub and the Company (duly authorized by their Boards of Directors);

                   (b) by PubliCARD, by written notice to the Company, if satisfaction of any of the conditions specified in Section 4 becomes impossible and such condition has not been waived by PubliCARD; provided, however, that notwithstanding the foregoing, the right to terminate this Agreement pursuant to this Section 13.1(b) shall not be available if PubliCARD's breach of this Agreement has been a principal direct or indirect cause of the impossibility of a condition set forth in Section 4;

                    (c) by the Company, by written notice to PubliCARD, if satisfaction of any of the conditions specified in Section 5 becomes impossible and such condition has not been waived by the Company; provided, however, that notwithstanding the foregoing, the right to terminate this Agreement pursuant to this Section 13.1(c) shall not be available if the Company's breach of this Agreement has been a principal direct or indirect cause of the impossibility of a condition set forth in Section 5;

                     (d) by PubliCARD, by written notice to the Company, if the conditions to PubliCARD's and Acquisition Sub's obligations set forth in Section 4 have not been satisfied or waived by PubliCARD by February 11, 1999; or

                     (e) by the Company, by written notice to PubliCARD, if the conditions to the Company's obligations set forth in Section 5 have not been satisfied or waived by the Company by February 11, 1999.

                  13.2 Effect of Termination. In the event that this Agreement is terminated pursuant to Section 13.1, this Agreement shall terminate without any liability or further obligation of any party to another, except for the obligations of PubliCARD, the Company and Sellers under Section 9.1 and PubliCARD under Section 9.2(b), which obligations shall survive termination; provided, however, that if this Agreement is terminated by a party because of the breach of this Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

     14.  MISCELLANEOUS.

                  14.1 Entire Agreement. This Agreement (together with the certificates, agreements, Exhibits, Schedules, instruments and other documents required to be delivered hereunder) contains, and is intended as, a complete statement of all of the terms and the arrangements between the parties with respect to the matters provided for, supersedes any previous agreements and understandings between the parties with respect to those matters, and cannot be changed or terminated orally. Neither party makes, and each party hereby expressly disclaims reliance upon, any representations or warranties with respect to the Contemplated Transactions other than those set forth in this Agreement or in any certificate, agreement, Exhibit, Schedule, instrument or other document required to be delivered hereunder.

                  14.2 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York without regard to the conflicts of law provisions thereof.

                  14.3 Headings. The Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. All references in this Agreement to Sections, Schedules and Exhibits are to sections, schedules and exhibits to this Agreement, unless otherwise indicated.

                  14.4 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally, (b) when transmitted by telecopier (receipt confirmed), provided that a copy is sent at about the same time by registered mail, return receipt requested, (c) on the fifth Business Day following mailing by registered mail, return receipt requested, or (d) on the next Business Day following deposit with an overnight delivery service of national reputation, in each case to the addressee at the following addresses or telecopier numbers (or to such other addresses, telex number or telecopier number as a party may specify by notice given to the other party pursuant to this provision):

     If to the Company, to:

     Amazing! Controls, Inc.
     1615 Wyatt Drive
     Santa Clara, CA 95054
     Attention: President
     Telecopier No.: (408) 748-7724

     with a copy to:

     Wilson Sonsini Goodrich & Rosati, P.C.
     650 Page Mill Road
     Palo Alto, CA  94304
     Attention:  Jeffrey D. Saper, Esq.
     Telecopier No.:  (650) 493-6811

     If to Sellers, to:


     The addresses set forth on Schedule 14.4 attached hereto

     with a copy to:

     Wilson Sonsini Goodrich & Rosati, P.C.
     650 Page Mill Road
     Palo Alto, CA  94304
     Attention:  Jeffrey D. Saper, Esq.
     Telecopier No.:  (650) 493-6811

     If to PubliCARD, to:

     PubliCARD, Inc.
     One Post Road
     Fairfield, Connecticut 06430
     Attention:  President
     Telecopier No.: (203) 255-3109

     with a copy to:

     Kaye, Scholer, Fierman, Hays & Handler, LLP
     425 Park Avenue
     New York, New York  10022
     Attention:  Joel I. Greenberg, Esq.
     Telecopier No.:  (212) 836-8689

                  14.5 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not party to this Agreement. No assignment of this Agreement or of any rights or obligations hereunder may be made by either party
(by operation of law or otherwise) without the prior written consent of the other (which consent shall not be unreasonably withheld) and any attempted assignment without the required consent shall be void.

                  14.6 Additional Parties. In the event that, prior to the Closing Date, any holder of options to purchase Company Shares exercises any part or all of such options and receives Company Shares in exchange thereof, such holder may become party to this Agreement as an additional Seller under this Agreement by delivering to PubliCARD, Acquisition Sub and the Company a duly executed counterpart signature page to this Agreement. Any Person who delivers such an executed signature page shall become a Seller under this Agreement and as such shall be deemed to make all of the representations and warranties of a Seller hereunder (other than under Section 6) and shall be subject to all of the rights and obligations of a Seller hereunder from and after the date of such delivery. Prior to delivery of an executed signature page to this Agreement, a Person shall not be considered a party to this Agreement and shall have no rights under this Agreement as a Seller or otherwise.

                  14.7 Amendment; Waiver. This Agreement may be amended only by a writing signed by PubliCARD, Acquisition Sub, the Company and each Seller who has delivered a signature page to this Agreement prior to such amendment date. Any provision of this Agreement may be waived at any time by a writing signed by the party which is entitled to the benefits thereof.

                  14.8 Further Assurances. Each of the parties hereto agrees that it will, from time to time after the date of this Agreement, execute and deliver such other certificates, documents and instruments and take such other action as may be reasonably requested by any of the other parties to carry out the Contemplated Transactions.

                  14.9 Severability. The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect.

                  14.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  14.11 Certain Indemnification Obligations. Radhesh Marya hereby agrees to and shall be bound by all the terms and conditions of
Section 12 of this Agreement applicable to Sellers, and Radhesh Marya shall be treated as a "Seller" for all purposes under such Section 12.

[The remainder of this page intentionally has been left blank.]

             IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date and year first above written.

PUBLICARD:
                              PUBLICARD, INC.



                              By: /s/ James J. Weis
                              Name: James J. Weis
                              Title: President

ACQUISITION SUB:              ASCT ACQUISITION CORP.



                              By: /s/ Antonio L. DeLise
                              Name: Antonio L. DeLise
                              Title: Vice President


COMPANY:                      AMAZING! CONTROLS, INC.




                              By: /s/ Donald Witmer
                              Name: Donald Witmer
                              Title: President

SELLERS:
                              ASKHAM INTERNATIONAL, LTD.




                              By: /s/ Bharat Kumur Marya
                              Name: /s/ Bharat Kumur Marya
                              Title: President



                              WHIM LLC


                              By:/s/ Bharat Kumur Marya
                              Name: Bharat Kumur Marya
                              Title: Manager/General Partner


                             /s/Bharat Kumur Marya
                              Bharat Kumur Marya


                              /s/ Radhesh Marya
                              Radhesh Marya, solely
                              for purposes of Section 14.11






                              /s/ Donald Witmer
                              Donald Witmer